Free Writing Prospectus for
Carrington Mortgage Loan Trust, Series 2007-RFC1
(filed pursuant to Rule 433; SEC file No. 333-134218)

SUBJECT TO REVISION Dated January 17, 2007

MBS New Issue Free Writing Prospectus

$846,634,000 (Approximate)
Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset-Backed Pass-Through Certificates

Carrington Securities, LP
Sponsor

Residential Funding Company, LLC
Seller & Servicer

Homecomings Financial, LLC
Subservicer

Stanwich Asset Acceptance Company, L.L.C.
Depositor

Carrington Mortgage Loan Trust, Series 2007-RFC1
Issuing Entity

January 17, 2007

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Offered Certificates described herein, supersedes any information contained in any prior similar materials relating to the Offered Certificates. The information in this free writing prospectus is preliminary, and is subject to completion or change by information contained in a preliminary prospectus relating to the Offered Certificates. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Offered Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Offered Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Offered Certificates, until we have conveyed to you a preliminary prospectus relating to the Offered Certificates and we have accepted your offer to purchase Offered Certificates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

IMPORTANT NOTICE REGARDING THE CONDITIONS
FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The Offered Certificates referred to in these materials are being offered when, as and if issued. The depositor is not obligated to issue such Offered Certificates or any similar security and the underwriter’s obligation to deliver such Offered Certificates is subject to the terms and conditions of the underwriting agreement with the depositor and the availability of such Offered Certificates when, as and if issued by the issuing entity. You are advised that the terms of the Offered Certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of Offered Certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that Offered Certificates may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such Offered Certificates to you is conditioned on the mortgage loans and Offered Certificates having the characteristics described in these materials. If for any reason the issuing entity does not deliver such Offered Certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Offered Certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION (THE SEC) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-888-227-2275 ext. 2663.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

$846,634,000 (Approximate)
Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset-Backed Pass-Through Certificates

Carrington Securities, LP
Sponsor

Residential Funding Company, LLC
Seller and Servicer

Homecomings Financial, LLC
Subservicer

Stanwich Asset Acceptance Company, L.L.C.
Depositor

Carrington Mortgage Loan Trust, Series 2007-RFC1
Issuing Entity

Transaction Highlights
Offered Classes	Balance(3)	Description(4)	Benchmark	Expected Ratings (Moody’s/S&P/Fitch)	Avg Life(2) Call(1) / Mat	Principal Distribution Window (2) Call(1) / Mat	Initial Credit Support (%)
A-1	$379,375,000	FLT/SEN	1M LIBOR	Aaa / AAA / AAA	1.00 / 1.00	1 - 21 / 1 - 21	26.05
A-2	$124,970,000	FLT/SEN	1M LIBOR	Aaa / AAA / AAA	2.00 / 2.00	21 - 28 / 21 - 28	26.05
A-3	$108,827,000	FLT/SEN	1M LIBOR	Aaa / AAA / AAA	3.00 / 3.00	28 - 74 / 28 - 74	26.05
A-4	$42,415,000	FLT/SEN	1M LIBOR	Aaa / AAA / AAA	6.17 / 8.83	74 - 74 / 74 - 178	26.05
M-1	$50,089,000	FLT/MEZZ	1M LIBOR	Aa1 / AA+ / AA+	5.20 / 5.71	52 - 74 / 52 - 155	20.40
M-2	$41,667,000	FLT/MEZZ	1M LIBOR	Aa2 / AA / AA+	4.70 / 5.19	46 - 74 / 46 - 147	15.70
M-3	$15,957,000	FLT/MEZZ	1M LIBOR	Aa3 / AA- / AA	4.53 / 5.01	44 - 74 / 44 - 137	13.90
M-4	$23,050,000	FLT/MEZZ	1M LIBOR	A1 / A+ / AA-	4.46 / 4.91	42 - 74 / 42 - 133	11.30
M-5	$13,298,000	FLT/MEZZ	1M LIBOR	A2 / A / A+	4.40 / 4.83	41 - 74 / 41 - 126	9.80
M-6	$11,968,000	FLT/MEZZ	1M LIBOR	A3 / A- / A	4.37 / 4.78	40 - 74 / 40 - 121	8.45
M-7	$16,401,000	FLT/MEZZ	1M LIBOR	Baa1 / BBB+ / A-	4.33 / 4.71	39 - 74 / 39 - 115	6.60
M-8	$7,092,000	FLT/MEZZ	1M LIBOR	Baa2 / BBB / BBB+	4.30 / 4.64	39 - 74 / 39 - 107	5.80
M-9	$11,525,000	FLT/MEZZ	1M LIBOR	Baa3 / BBB- / BBB	4.29 / 4.58	38 - 74 / 38 - 102	4.50
M-10(5)	$10,638,000	FLT/MEZZ	1M LIBOR	Ba1 / BB+ / BBB-	4.27 / 4.47	38 - 74 / 38 - 94	3.30

1.	Certificates are priced to the 10% optional clean-up call.
2.	Based on the pricing prepayment assumption described herein.
3.	Certificate sizes are approximate, subject to a +/- 5% variance in the outstanding principal balance of the Mortgage Loans.
4.
For the Interest Accrual Period for each Distribution Date after the date on which the aggregate principal balance of the Mortgage Loans remaining in the mortgage pool is reduced to less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, the related margin will increase to 2.0 times the related margin for each Class A Certificate and 1.5 times the related margin for any Mezzanine Certificate.

5.	The Class M-10 Certificates are not offered hereby.

Pricing Prepayment Assumption
2-year and shorter Fixed Rate Period Adjustable-Rate Mortgage Loans: 2.0% CPR in month 1, building to 30.0% CPR by month 12; 30.0% CPR for months 13-22; 60.0% CPR for months 23-27; 35.0% CPR for months 28 and thereafter.

3-year and longer Fixed Rate Period Adjustable-Rate Mortgage Loans: 2.0% CPR in month 1, building to 30.0% CPR by month 12; 30.0% CPR for months 13-34; 60.0% CPR for months 35-39; 35.0% CPR for months 40 and thereafter.

Fixed-rate Mortgage Loans: 4.0% CPR growing to 23.0% CPR over 12 months and remaining at 23.0% CPR thereafter.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

Transaction Overview
Issuing Entity:	Carrington Mortgage Loan Trust, Series 2007-RFC1.
Depositor:	Stanwich Asset Acceptance Company, L.L.C.
Sponsor:	Carrington Securities, LP.
Seller:
Residential Funding Company, LLC. The seller makes certain representations and warranties with respect to the Mortgage Loans and has certain obligations with respect to the repurchase and substitution of the Mortgage Loans.

Servicer:	Residential Funding Company, LLC.
Subservicer:	Homecomings Financial, LLC., a wholly-owned subsidiary of the Seller & Servicer, will subservice 100% of the Mortgage Loans.
Trustee:	Wells Fargo Bank, N.A.
Custodian:	Wells Fargo Bank, N.A.
Lead Manager:	Citigroup Global Markets Inc.
Co-Manager:	Barclays Capital Inc. Residential Funding Securities, LLC, an affiliate of the Seller & Servicer.
Selected Dealer:	Carrington Investment Services, LLC, an affiliate of the Depositor and Sponsor.
Swap Counterparty:	Swiss Re Financial Products Corporation.
Offered Certificates:
Approximately $655,587,000 senior floating-rate certificates consisting of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (together, the “Class A Certificates”) and approximately $191,047,000 mezzanine floating-rate certificates consisting of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (together with the Class M-10 Certificates, the “Class M Certificates” or the “Mezzanine Certificates”). The Class A Certificates and the Mezzanine Certificates (other than the Class M-10 Certificates) are referred to herein as the “Offered Certificates”. The Offered Certificates and the Class M-10 Certificates are backed by adjustable-rate and fixed-rate, interest-only, balloon and fully-amortizing, first lien and second lien, closed-end, subprime, mortgage loans (the “Mortgage Loans”).

Non-Offered Certificates:	The Class M-10, Class CE, Class P and Class R Certificates will not be offered pursuant to the Preliminary Prospectus or the prospectus.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

Mortgage Loans:
As of January 1, 2007, the Mortgage Loans will consist of approximately 4,987 adjustable-rate and fixed-rate, interest-only, balloon and fully-amortizing, first and second lien, closed-end, subprime mortgage loans, with a scheduled principal balance of approximately $886,526,948.

As of the close of business on December 31, 2006, none of the Mortgage Loans (to be included in the mortgage pool as of the Closing Date) were 30 or more days delinquent in the payment of principal and/or interest.

The mortgaged properties relating to approximately 24.77% of the Mortgage Loans are subject to a second-lien mortgage loan (“Silent Seconds”), based solely on the information made available to the Sponsor. Further, these second-lien mortgage loans may or may not be part of the mortgage pool and the owners of the mortgaged properties may obtain second-lien mortgage loans at any time without the Sponsor’s knowledge and, thus, more mortgaged properties than described above may be subject to second-lien mortgage loans.

Expected Pricing Date:	On or about January 19, 2007.
Closing Date:	On or about January 25, 2007.
Cut-off Date:	January 1, 2007.
Distribution Date:	The 25th day of each month (or if such 25th day is not a business day, the next succeeding business day) commencing in February 2007.
Record Date:	The business day immediately preceding each Distribution Date.
Delay Days:	Zero days on all Class A and Mezzanine Certificates.
Due Period:
The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

Interest Accrual Period:
The Interest Accrual Period for any Distribution Date and for the Class A Certificates and Mezzanine Certificates is the period commencing on the Distribution Date of the month immediately preceding the month in which the Distribution Date occurs or, in the case of the first Distribution Date, commencing on the Closing Date, and ending on the day preceding the Distribution Date. All distributions of interest on the Class A Certificates and Mezzanine Certificates will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

Prepayment Period:	The Prepayment Period with respect to any Distribution Date is the calendar month immediately preceding the month in which the Distribution Date occurs.
ERISA Considerations:
Subject to the considerations described in “Certain ERISA Considerations” in the Preliminary Prospectus (specifically, in both the preliminary prospectus supplement and in the prospectus which together comprise the Preliminary Prospectus), the Class A-1 and Class A-2 Certificates are expected to be eligible for purchase by persons investing assets of employee benefit plans, individual retirement accounts or other retirement accounts or arrangements, provided that certain conditions are met. The depositor does not intend to rely on the Underwriter Exemption, as described in “Certain ERISA Considerations” in the Preliminary Prospectus (specifically, in both the preliminary prospectus supplement and in the prospectus which together comprise the Preliminary Prospectus), for the purchase and holding of the Class A-1 and Class A-2 Certificates prior to the termination of the Swap Agreement described in the Preliminary Prospectus. Fiduciaries of plans subject to ERISA or Section 4975 of the Internal Revenue Code are encouraged to consult with their legal advisors before investing in the Class A-1 or Class A-2 Certificates.
Until the Swap Agreement terminates in September 2010, the Class A-3, Class A-4 Certificates and the Mezzanine Certificates may not be purchased by or transferred to pension, profit-sharing or other employee benefit plans subject to ERISA, as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Internal Revenue Code, as well as any entity holding “plan assets” of any of the foregoing (each, a “Benefit Plan”). Each purchaser and transferee of a Class A-3 Certificate, a Class A-4 Certificate or a Mezzanine Certificate or any interest therein will be deemed to have represented, by virtue of its acquisition or holding of such certificate or interest therein, that it is not a Benefit Plan.

Legal Investment:	The Offered Certificates will not constitute “mortgage related securities” for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”).
Tax Status:	For federal income tax purposes, each Offered Certificate will represent beneficial ownership of a REMIC regular interest.
Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.
Minimum Denominations:
Class A and Class M-1 Certificates: $100,000 and integral multiples of $1 in excess thereof.
Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates: $250,000 and integral multiples of $1 in excess thereof.

Optional Termination:
At its option, the majority holder of the Class CE Certificates, in accordance with the terms of the pooling and servicing agreement, may purchase all of the Mortgage Loans, together with any properties in respect of such Mortgage Loans acquired on behalf of the trust, and thereby effect termination and early retirement of the certificates, after the aggregate principal balance of (i) the Mortgage Loans remaining in the trust at the time of such purchase, and (ii) properties acquired in respect of such Mortgage Loans has been reduced to less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

Administrative Fee Rates:
The sum of (i) the “Servicing Fee”, calculated at the “Servicing Fee Rate” of 0.500% per annum, and (ii) the “Trustee Fee” calculated at the “Trustee Fee Rate” of 0.0025% per annum. Administrative Fees will be paid monthly on the stated principal balance of the Mortgage Loans.

Rights of the Holder of the Class CE Certificates:
Pursuant to the pooling and servicing agreement, the Servicer will provide the holder of the Class CE Certificates (in such capacity, the “CE Holder”) with certain supplemental reporting and the CE Holder will have the right to direct the Servicer’s actions with respect to defaulted mortgage loans. In addition, the CE Holder will have the right to consent to the termination of the subservicer or the appointment of any successor subservicer. The CE Holder will rely upon mortgage loan data that is provided to it by the Servicer in performing its advisory and monitoring functions.

Principal & Interest Advances:
The Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans to the extent such amounts are deemed recoverable. The Servicer is entitled to be reimbursed for such advances, and therefore these advances are not a form of credit enhancement.

Servicing Advances:
The Servicer will pay all out-of-pocket costs related to its obligations, including, but not limited to: (i) expenses in connection with a foreclosed Mortgage Loan prior to the liquidation of such loan, (ii) the costs of any judicial proceedings, including foreclosures and (iii) the cost of managing and liquidating property acquired in relation to the Mortgage Loans, as long as it deems all such costs to be recoverable. The Servicer is entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Compensating Interest:	The Servicer is required to pay Compensating Interest up to the amount of the Servicing Fee to cover Prepayment Interest Shortfalls due to principal prepayments in full on the Mortgage Loans.

Credit Enhancement
Credit Enhancement:	1. Excess Spread 2. Overcollateralization 3. Subordination The trust will also enter into the Swap Agreement for the benefit of the Class A Certificates and Class M Certificates.
Overcollateralization Amount:
The Overcollateralization Amount with respect to any Distribution Date is the excess, if any, of (a) the aggregate principal balance of the Mortgage Loans (including Mortgage Loans related to any REO Property) as of the last day of the related Due Period over (b) the aggregate Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates, after giving effect to distributions to be made on such Distribution Date.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

Credit Enhancement

Overcollateralization Target Amount:
The Overcollateralization Target Amount with respect to any Distribution Date is (a) prior to the Stepdown Date, an amount equal to 3.30% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date; (b) on or after the Stepdown Date, provided a Trigger Event is not in effect, the greater of (i) 6.60% of the then current aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period and (ii) the Overcollateralization Floor Amount; or (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. Notwithstanding the foregoing, on and after any Distribution Date following the reduction of the aggregate Certificate Principal Balance of the Class A Certificates, Mezzanine Certificates and Class P Certificates to zero, the Overcollateralization Target Amount will be zero.

Overcollateralization Floor Amount:	An amount equal to 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.
Overcollateralization Increase Amount:
An Overcollateralization Increase Amount with respect to any Distribution Date equals the lesser of (a) the sum of (i) the Net Monthly Excess Cashflow for such Distribution Date and (ii) payments made by the Swap Counterparty and available for distribution pursuant to item (7) under “Payments under the Swap Agreement” below for such Distribution Date and (b) the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralization Amount on such Distribution Date (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such Distribution Date has been distributed).

Overcollateralization Reduction Amount:
An Overcollateralization Reduction Amount with respect to any Distribution Date is the lesser of (a) the Principal Remittance Amount on such Distribution Date and (b) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Stepdown Date:
The later to occur of:
(i) the earlier to occur of: (a) the Distribution Date occurring in February 2010 and (b) the Distribution Date immediately following the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates have been reduced to zero; and
(ii) the first Distribution Date on which the Credit Enhancement Percentage with respect to the Class A Certificates (calculated for this purpose only prior to any distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the related Distribution Date) is greater than or equal to approximately 52.10%.

Credit Support Depletion Date:	The first Distribution Date on which the Certificate Principal Balances of the Mezzanine and Class CE Certificates have been reduced to zero.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

Credit Enhancement

Credit Enhancement Percentage:
The Credit Enhancement Percentage for any Distribution Date and for any class of certificates is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the classes of certificates with a lower distribution priority than such class, calculated after taking into account payments of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the related Distribution Date, by (y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.

Class	Initial(%) (Approximate)	Targeted On and After Stepdown Date(%) (Approximate)
A	26.05	52.10
M-1	20.40	40.80
M-2	15.70	31.40
M-3	13.90	27.80
M-4	11.30	22.60
M-5	9.80	19.60
M-6	8.45	16.90
M-7	6.60	13.20
M-8	5.80	11.60
M-9	4.50	9.00
M-10	3.30	6.60

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

Trigger Event:
With respect to any Distribution Date on or after the Stepdown Date, a Trigger Event is in effect if:
1) the percentage obtained by dividing (i) the Rolling Three-Month Delinquency Average by (ii) the aggregate principal balance of the Mortgage Loans (including Mortgage Loans related to REO Property) as of the last day of the previous calendar month, exceeds 30.72% of the then Credit Enhancement Percentage with respect to the Class A Certificates for the prior Distribution Date; or
2) the aggregate amount of Realized Losses incurred since the Cut-Off Date through the last day of the related Due Period (reduced by the aggregate amount of Subsequent Recoveries received since the Cut-Off Date through the last day of the related Due Period) divided by the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date exceeds the applicable percentages set forth below with respect to such Distribution Date.

Distribution Date Occurring in	Percentage
February 2009 through January 2010	1.40% for the first Distribution Date in this period, plus an additional 1/12th of 1.75% for each Distribution Date thereafter
February 2010 through January 2011	3.15% for the first Distribution Date in this period, plus an additional 1/12th of 1.85% for each Distribution Date thereafter
February 2011 through January 2012	5.00% for the first Distribution Date in this period, plus an additional 1/12th of 1.45% for each Distribution Date thereafter
February 2012 through January 2013	6.45% for the first Distribution Date in this period, plus an additional 1/12th of 0.80% for each Distribution Date thereafter
February 2013 and thereafter	7.25%

Subsequent Recoveries:
Subsequent Recoveries are unanticipated amounts received on a liquidated Mortgage Loan that resulted in a Realized Loss in a prior month. If Subsequent Recoveries are received, they will be included as part of the Principal Remittance Amount for the following Distribution Date and distributed in accordance with the priorities described in this free writing prospectus. In addition, after giving effect to all distributions on a Distribution Date, the amount of such Subsequent Recoveries will increase the Certificate Principal Balance first, of the Class A Certificates then outstanding, if a Realized Loss has been allocated to the Class A Certificates, on a pro-rata basis by the amount of such Subsequent Recoveries, and second, of the class of Mezzanine Certificates then outstanding with the highest distribution priority to which a Realized Loss was allocated. Thereafter, such class of Class A and Mezzanine Certificates will accrue interest on the increased Certificate Principal Balance.

REO Property:	REO Property is mortgaged property acquired by the Servicer through foreclosure or deed-in-lieu of foreclosure.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

Credit Enhancement

Rolling Three-Month Delinquency Average:
With respect to any Distribution Date, the average aggregate principal balance of the Mortgage Loans delinquent 60 days or more (including Mortgage Loans that (i) are in foreclosure, (ii) have been converted to REO Properties or (iii) have been discharged due to bankruptcy) for each of the three (or one and two, in the case of the first and second Distribution Dates, respectively) immediately preceding months.

Distribution of Interest
Interest Distribution Priority:
On each Distribution Date, the Interest Remittance Amount will be distributed in the following order of priority:
1) To the holders of each class of Class A Certificates, on a pro rata basis based on the entitlement of each such class, the Senior Interest Distribution Amount allocable to such class of Class A Certificates; and
2) Sequentially to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates in that order, the Interest Distribution Amount allocable to each such class.

Principal Waterfall Prior to Stepdown Date or if a Trigger Event is in Effect
Principal Distribution Priority:
On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Principal Distribution Amount will be distributed in the following order of priority:
1) sequentially, to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero; and
2) sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero.
On or after the occurrence of the Credit Support Depletion Date, all priorities relating to distributions as described in this section in respect of principal among the Class A Certificates will be disregarded, and the Principal Distribution Amount will be distributed to the remaining Class A Certificates on a pro rata basis in accordance with their respective outstanding Certificate Principal Balances.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

Principal Waterfall On or After Stepdown Date and when No Trigger Event is in Effect
Principal Distribution Priority:
On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Principal Distribution Amount will be distributed in the following order of priority:
1) sequentially, to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, up to an amount equal to the Class A Principal Distribution Amount, until the Certificate Principal Balance of each such class has been reduced to zero; and:
2) sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates in that order, up to an amount equal to the related class Principal Distribution Amount, until the Certificate Principal Balance of each such class has been reduced to zero.

On or after the occurrence of the Credit Support Depletion Date, all priorities relating to distributions as described in this section in respect of principal among the Class A Certificates will be disregarded, and the Principal Distribution Amount will be distributed to the remaining Class A Certificates on a pro rata basis in accordance with their respective outstanding Certificate Principal Balances.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

Excess Cashflow Waterfall
Net Monthly Excess Cashflow Distributions:
With respect to any Distribution Date, any Net Monthly Excess Cashflow shall be paid as follows:

1) To the holders of the class or classes of Class A Certificates and Mezzanine Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount, distributable as part of the Principal Distribution Amount;

2) Sequentially to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in each case up to the related Interest Carry Forward Amount related to such certificates for such Distribution Date;

3) Concurrently, on a pro rata basis, based on the amount of any Allocated Realized Loss Amounts previously allocated thereto that remain unreimbursed, to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates and then sequentially to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in each case up to the related Allocated Realized Loss Amount for such class of certificates for such Distribution Date;

4) To the holders of the Class A Certificates and the Mezzanine Certificates, any related unpaid Net WAC Rate Carryover Amount distributed to the Class A Certificates, on a pro rata basis based on the remaining Net WAC Rate Carryover Amount for each such class and then to the holders of the Mezzanine Certificates in their order of payment priority;

5) To pay any Swap Termination Payments owed to the Swap Counterparty due to a Swap Counterparty Trigger Event;

6) To the holders of the Class CE Certificates as provided in the pooling and servicing agreement; and

7) To the holders of the Residual Certificates, any remaining amounts; provided that if such Distribution Date is the Distribution Date immediately following the expiration of the latest prepayment charge term or any Distribution Date thereafter, then any such remaining amounts will be distributed first, to the holders of the Class P Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and second, to the holders of the Residual Certificates.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

Allocation of Losses
Allocation of Losses:
Any Realized Losses on the Mortgage Loans will be allocated or covered on any Distribution Date as follows:

• first, by Net Monthly Excess Cash Flow;

• second, by any amounts available from the Swap Agreement for the related Distribution Date;

• third, to the Class CE Certificates, until the Certificate Principal Balance of the Class CE Certificates has been reduced to zero;

• fourth, to the Class M-10 Certificates, until the Certificate Principal Balance of the Class M-10 Certificates has been reduced to zero;

• fifth, to the Class M-9 Certificates, until the Certificate Principal Balance of the Class M-9 Certificates has been reduced to zero;

• sixth, to the Class M-8 Certificates, until the Certificate Principal Balance of the Class M-8 Certificates has been reduced to zero;

• seventh, to the Class M-7 Certificates, until the Certificate Principal Balance of the Class M-7 Certificates has been reduced to zero;

• eighth, to the Class M-6 Certificates, until the Certificate Principal Balance of the Class M-6 Certificates has been reduced to zero;

• ninth, to the Class M-5 Certificates, until the Certificate Principal Balance of the Class M-5 Certificates has been reduced to zero;

• tenth, to the Class M-4 Certificates, until the Certificate Principal Balance of the Class M-4 Certificates has been reduced to zero;

• eleventh, to the Class M-3 Certificates, until the Certificate Principal Balance of the Class M-3 Certificates has been reduced to zero;

• twelfth, to the Class M-2 Certificates, until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero;

• thirteenth, to the Class M-1 Certificates, until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero; and

• fourteenth, concurrently, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates on a pro rata basis based on the Certificate Principal Balance of each such class, until their respective Certificate Principal Balances have been reduced to zero.

Once Realized Losses are allocated to the Class A and Mezzanine Certificates, such amounts with respect to such certificates will no longer accrue interest and such amounts will not be reinstated thereafter (except in the case of Subsequent Recoveries). However, Allocated Realized Loss Amounts may be distributed to the holders of the Class A and Mezzanine Certificates from Net Monthly Excess Cashflow, according to the priorities set forth under “Net Monthly Excess Cashflow Distributions” above and from payments under the Swap Agreement, according to the priorities set forth under “Payment Under the Swap Agreement” below.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

Derivatives
Swap Agreement:
The Trustee, on behalf of the trust, will enter into an interest rate swap agreement with the Swap Counterparty. On the business day prior to each Distribution Date, the Trustee will deposit into a swap account amounts, if any, received from the Swap Counterparty. From amounts on deposit in a swap account, to the extent such amounts constitute net swap payments (as described below), distributions (to the extent of the principal portion of any Realized Losses) of amounts necessary to maintain the required level of overcollateralization, distributions in respect of Prepayment Interest Shortfalls and Net WAC Rate Carryover Amounts, and distributions in respect of the principal portion of Allocated Realized Loss Amounts previously allocated to the certificates that remain unreimbursed, will be made as described below. The swap account will not be an asset of any REMIC trust.

Under the Swap Agreement, on the business day prior to each Distribution Date, the Trustee, on behalf of the trust, will be obligated to pay to the Swap Counterparty the Fixed Swap Payment and the Swap Counterparty will be obligated to pay to the Trustee, on behalf of the trust, the Floating Swap Payment. A net swap payment will be required to be made on the business day prior to each Distribution Date (a) by the Trustee to the Swap Counterparty, to the extent that the Fixed Swap Payment for such Distribution Date exceeds the Floating Swap Payment payable to the trust for such Distribution Date, or (b) by the Swap Counterparty to the Trustee, to the extent that the Floating Swap Payment payable to the trust exceeds the Fixed Swap Payment for such Distribution Date.

The Swap Agreement will terminate immediately following the Distribution Date in September 2010, unless terminated earlier upon the occurrence of an “Event of Default” under the Swap Agreement, an early termination event under the Swap Agreement or an “Additional Termination Event” under the Swap Agreement.

Upon the occurrence of any Event of Default under the Swap Agreement, the non-defaulting party will have the right to designate an “Early Termination Date” (as defined in the ISDA Master Agreement). With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Swap Agreement) and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Swap Agreement to a related entity within a specified period after notice has been given of the Termination Event, all as set forth in the Swap Agreement. The occurrence of an Early Termination Date under the Swap Agreement will constitute a “Swap Early Termination.”

Upon any Swap Early Termination, the trustee, on behalf of the trust, or the Swap Counterparty, may be liable to make a swap termination payment (the “Swap Termination Payment”) to the other (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the Swap Agreement computed in accordance with the procedures set forth in the Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Swap Counterparty under the remaining scheduled term of the Swap Agreement. In the event that the Trustee, on behalf of the trust, is required to make a Swap Termination Payment to the Swap Counterparty, that payment will be paid on the business day prior to the related Distribution Date, and on the business day prior to any subsequent Distribution Dates until paid in full, prior to distributions to certificateholders, other than in the case of a Swap Termination Payment triggered upon a Swap Counterparty Trigger Event. The trust’s obligation to pay amounts in respect of a Swap Termination Payment resulting from a Swap Counterparty Trigger Event will be subordinated to distributions to the holders of the Class A and Mezzanine Certificates.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

Derivatives
Swap Agreement Notional Balance:
With respect to the Swap Agreement and each calculation period specified below, the related notional balance specified in the table below for such calculation period. The first calculation period will end on the day before the Distribution Date in February 2007 and the forty-fourth calculation period will end on the day before the Distribution Date in September 2010:

Period	Notional Balance ($)(1)	Period	Notional Balance ($)(1)
1	837,769,000.00	23	250,079,051.17
2	822,320,192.36	24	222,062,624.24
3	805,149,719.36	25	200,885,522.82
4	786,530,928.84	26	188,442,043.82
5	765,106,589.97	27	176,653,320.35
6	740,959,746.57	28	165,472,707.22
7	714,202,251.93	29	165,472,707.22
8	684,976,699.28	30	165,472,707.22
9	653,489,775.37	31	165,472,707.22
10	621,209,045.56	32	155,635,124.76
11	590,415,960.50	33	145,586,035.18
12	561,050,992.57	34	136,401,037.59
13	533,047,106.89	35	128,004,892.04
14	506,340,445.07	36	120,338,024.03
15	480,870,173.67	37	114,031,206.53
16	456,578,339.81	38	108,486,900.70
17	433,409,733.76	39	103,239,082.11
18	411,311,758.14	40	98,262,419.20
19	390,050,208.74	41	93,541,758.14
20	361,330,878.94	42	89,063,074.92
21	319,044,982.05	43	84,813,290.63
22	282,204,816.12	44	80,780,062.81

(1) Approximate, subject to the variance in the outstanding principal balance of the mortgage loans described in footnote 3 under the table entitled "Transaction Highlights" on page 2 above.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

Derivatives
Payments Under the Swap Agreement:
Pursuant to the Swap Agreement, amounts payable by the trust in respect of Net Swap Payments and Swap Termination Payments (other than Swap Termination Payments resulting from a Swap Counterparty Trigger Event) will be deducted from available funds before distributions to the holders of the Class A and Mezzanine Certificates. On the business day prior to each Distribution Date, such amounts will be distributed by the trust to the Swap Counterparty, first to make any net swap payment owed to the Swap Counterparty pursuant to the Swap Agreement for such Distribution Date, and second to make any Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreement.

Payments by the trust to the Swap Counterparty in respect of any Swap Termination Payment triggered by a Swap Counterparty Trigger Event pursuant to the Swap Agreement will be subordinated to distributions to the holders of the Class A Certificates and Mezzanine Certificates and will be paid by the trust to the Swap Counterparty as set forth in the pooling and servicing agreement.

Amounts payable by the Swap Counterparty to the Trustee, on behalf of the trust, will be deposited by the Trustee into the swap account. On each Distribution Date, to the extent required, the Trustee will withdraw the following amounts from the swap account to the extent of net swap payments on deposit therein for distribution to the certificates in the following order of priority, in the case of items (4) and (6) through (8), to the extent not covered by Net Monthly Excess Cashflow:

1) To the holders of the Class A Certificates, to pay any unpaid Senior Interest Distribution Amount allocable to such class of Class A Certificates, on a pro rata basis based on the entitlement of each such class (in each case to the extent not covered by the Interest Remittance Amount);

2) To the holders of the Class A Certificates, to pay accrued and unpaid interest to the extent unpaid from interest collections, but only to the extent of Prepayment Interest Shortfalls (not covered by Compensating Interest) allocated to such certificates on such Distribution Date, on a pro rata basis, based on the amount of such Prepayment Interest Shortfalls previously allocated thereto that remain unreimbursed;

3) To the holders of the Mezzanine Certificates, in their order of payment priority, to pay any unpaid Interest Distribution Amount allocable to each such class (in each case to the extent not covered by the Interest Remittance Amount);

4) To the holders of the Mezzanine Certificates, in their order of payment priority, in each case up to the related unpaid Interest Carry Forward Amount related to such certificates for such Distribution Date;

5) To the holders of the Mezzanine Certificates, in their order of payment priority, to pay accrued and unpaid interest to the extent unpaid from interest collections, but only to the extent of Prepayment Interest Shortfalls (not covered by Compensating Interest) allocated to such certificates on such Distribution Date;

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

Derivatives

6) To the holders of the Class A Certificates, on a pro rata basis, based on the amount of Net WAC Rate Carryover Amounts previously allocated thereto that remain unreimbursed, and then sequentially to the holders of the Mezzanine Certificates, in their order of payment priority, the amount of any Net WAC Rate Carryover Amounts remaining unpaid as of that Distribution Date;

7) To the holders of the class or classes of Class A Certificates and Mezzanine Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount, distributable as part of the Principal Distribution Amount, but only to the extent of the principal portion of Realized Losses for such Distribution Date;

8) To the holders of the Class A Certificates, on a pro rata basis, based on the amount of any Allocated Realized Loss Amounts previously allocated thereto that remain unreimbursed, and then to the holders of the Mezzanine Certificates, in their order of payment priority, the principal portion of any Allocated Realized Loss Amount previously allocated thereto that remain unreimbursed; and

9) To the holders of the Class CE Certificates any balance remaining, in accordance with the terms of the pooling and servicing agreement.

Fixed Swap Payment:
With respect to the business day prior to any Distribution Date on or prior to the Distribution Date in September 2010, an amount equal to the product of (x) a fixed rate equal to 5.100% per annum (subject to a +/- 5% variance), (y) the Swap Agreement Notional Balance for that Distribution Date and (z)(i) with respect to the business day prior to the initial Distribution Date, a fraction, the numerator of which is the number of days from and including the Closing Date to and including the day preceding the initial Distribution Date (on a 30/360 day count basis) and the denominator of which is 360 and (ii) with respect to the business day prior to each Distribution Date thereafter, a fraction, the numerator of which is 30 and the denominator of which is 360.

Floating Swap Payment:
With respect to the business day prior to any Distribution Date on or prior to the Distribution Date in September 2010, an amount equal to the product of (x) one-month LIBOR as determined pursuant to the Swap Agreement, (y) the Swap Agreement Notional Balance for that Distribution Date and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period as provided in the Swap Agreement and the denominator of which is 360.

Swap Counterparty Trigger Event:
An “Event of Default” (as defined in the Swap Agreement) with respect to which the Swap Counterparty is a “Defaulting Party” (as defined in the Swap Agreement) or a “Termination Event” (as defined in the Swap Agreement) (including an “Additional Termination Event” (as defined in the Swap Agreement)) under the Swap Agreement with respect to which the Swap Counterparty is the sole “Affected Party” (as defined in the Swap Agreement).

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

Definitions
Allocated Realized Loss Amount:
An Allocated Realized Loss Amount with respect to any class of Class A Certificates and Mezzanine Certificates and any Distribution Date will be an amount equal to (x) the sum of (i) any Realized Losses allocated to that class of certificates on the Distribution Date as described above under “Allocation of Losses” and (ii) any Allocated Realized Loss Amount for the class remaining unreimbursed from previous Distribution Dates minus (y) the amount of the increase in the related Certificate Principal Balance due to the receipt of Subsequent Recoveries.

Available Distribution Amount:
For any Distribution Date, an amount equal to the sum of the following amounts, net of certain expenses of the trust including (i) amounts reimbursable to the servicer and the trustee, (ii) any net swap payment owed to the Swap Counterparty and (iii) any Swap Termination Payment owed to the Swap Counterparty not due to a Swap Counterparty Trigger Event:

• the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due Period and received on or prior to the related Determination Date, after deduction of the servicing fee and the trustee fee in respect of the Mortgage Loans for that Distribution Date;

• unscheduled payments in respect of the Mortgage Loans, including mortgagor prepayments, insurance proceeds, liquidation proceeds and Subsequent Recoveries from the Mortgage Loans, amounts received in respect of REO Property and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the related Prepayment Period;

• all payments of Compensating Interest made by the servicer with respect to the Mortgage Loans; and

• all Advances made for that Distribution Date in respect of the Mortgage Loans.

Certificate Principal Balance:
With respect to any class of Class A Certificates or Mezzanine Certificates and any date of determination, an amount equal to its initial certificate principal balance, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to that class of certificates and (b) any reductions in its certificate principal balance in connection with the allocation of Realized Losses in the manner described under “Allocation of Losses” above (taking into account any increases in the certificate principal balance thereof due to the receipt of Subsequent Recoveries).

The Certificate Principal Balance of the Class CE Certificates as of any date of determination is equal to the excess, if any, of the then aggregate principal balance of the Mortgage Loans over the then aggregate Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

Definitions
Class A Principal Distribution Amount:
The Class A Principal Distribution Amount is an amount equal to the excess of:

• the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to the related Distribution Date over

• the lesser of (A) the product of (i) the applicable Subordination Percentage and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

Class M-1 Principal Distribution Amount:
The Class M-1 Principal Distribution Amount is an amount equal to the excess of:

• the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the distribution of the Class A Principal Distribution Amount on the related Distribution Date and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to the related Distribution Date over

• the lesser of (A) the product of (i) the applicable Subordination Percentage and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

Class M-2 Principal Distribution Amount:
The Class M-2 Principal Distribution Amount is an amount equal to the excess of:

• the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the distribution of the Class A Principal Distribution Amount on the related Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related Distribution Date and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to the related Distribution Date over

• the lesser of (A) the product of (i) the applicable Subordination Percentage and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

Definitions
Class M-3 Principal Distribution Amount:
The Class M-3 Principal Distribution Amount is an amount equal to the excess of:

• the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the distribution of the Class A Principal Distribution Amount on the related Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related Distribution Date and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to the related Distribution Date over

• the lesser of (A) the product of (i) the applicable Subordination Percentage and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

Class M-4 Principal Distribution Amount:
The Class M-4 Principal Distribution Amount is an amount equal to the excess of:

• the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the distribution of the Class A Principal Distribution Amount on the related Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related Distribution Date and (v) the Certificate Principal Balance of the Class M-4 Certificate immediately prior to the related Distribution Date over

• the lesser of (A) the product of (i) the applicable Subordination Percentage and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

Definitions
Class M-5 Principal Distribution Amount:
The Class M-5 Principal Distribution Amount is an amount equal to the excess of:

• the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the distribution of the Class A Principal Distribution Amount on the related Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related Distribution Date and (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to the related Distribution Date over

• the lesser of (A) the product of (i) the applicable Subordination Percentage and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

Class M-6 Principal Distribution Amount:
The Class M-6 Principal Distribution Amount is an amount equal to the excess of:

• the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the distribution of the Class A Principal Distribution Amount on the related Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related Distribution Date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the distribution of the Class M-5 Principal Distribution Amount on the related Distribution Date and (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to the related Distribution Date over

• the lesser of (A) the product of (i) the applicable Subordination Percentage and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

Definitions
Class M-7 Principal Distribution Amount:
The Class M-7 Principal Distribution Amount is an amount equal to the excess of:

• the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificate after taking into account the distribution of the Class A Principal Distribution Amount on the related Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related Distribution Date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the distribution of the Class M-5 Principal Distribution Amount on the related Distribution Date, (vii) the Certificate Principal Balance of the Class M-6 Certificates after taking into account the distribution of the Class M-6 Principal Distribution Amount on the related Distribution Date and (viii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to the related Distribution Date over

• the lesser of (A) the product of (i) the applicable Subordination Percentage and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

Definitions
Class M-8 Principal Distribution Amount:
The Class M-8 Principal Distribution Amount is an amount equal to the excess of:

• the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificate after taking into account the distribution of the Class A Principal Distribution Amount on the related Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related Distribution Date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the distribution of the Class M-5 Principal Distribution Amount on the related Distribution Date, (vii) the Certificate Principal Balance of the Class M-6 Certificates after taking into account the distribution of the Class M-6 Principal Distribution Amount on the related Distribution Date, (viii) the Certificate Principal Balance of the Class M-7 Certificates after taking into account the distribution of the Class M-7 Principal Distribution Amount on the related Distribution Date and (ix) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to the related Distribution Date over

• the lesser of (A) the product of (i) the applicable Subordination Percentage and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

Definitions
Class M-9 Principal Distribution Amount:
The Class M-9 Principal Distribution Amount is an amount equal to the excess of:

• the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificate after taking into account the distribution of the Class A Principal Distribution Amount on the related Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related Distribution Date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the distribution of the Class M-5 Principal Distribution Amount on the related Distribution Date, (vii) the Certificate Principal Balance of the Class M-6 Certificates after taking into account the distribution of the Class M-6 Principal Distribution Amount on the related Distribution Date, (viii) the Certificate Principal Balance of the Class M-7 Certificates after taking into account the distribution of the Class M-7 Principal Distribution Amount on the related Distribution Date, (ix) the Certificate Principal Balance of the Class M-8 Certificates after taking into account the distribution of the Class M-8 Principal Distribution Amount on the related Distribution Date and (x) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to the related Distribution Date over

• the lesser of (A) the product of (i) the applicable Subordination Percentage and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

Definitions
Class M-10 Principal Distribution Amount:
The Class M-10 Principal Distribution Amount is an amount equal to the excess of:

• the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificate after taking into account the distribution of the Class A Principal Distribution Amount on the related Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related Distribution Date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the distribution of the Class M-5 Principal Distribution Amount on the related Distribution Date, (vii) the Certificate Principal Balance of the Class M-6 Certificates after taking into account the distribution of the Class M-6 Principal Distribution Amount on the related Distribution Date, (viii) the Certificate Principal Balance of the Class M-7 Certificates after taking into account the distribution of the Class M-7 Principal Distribution Amount on the related Distribution Date, (ix) the Certificate Principal Balance of the Class M-8 Certificates after taking into account the distribution of the Class M-8 Principal Distribution Amount on the related Distribution Date and (x) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to the related Distribution Date over

• the lesser of (A) the product of (i) the applicable Subordination Percentage and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

Determination Date:
The Determination Date with respect to any Distribution Date will be the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a business day, the business day immediately preceding such 15th day.

Expense Adjusted Mortgage Rate:
The Expense Adjusted Mortgage Rate for any Mortgage Loan and any Distribution Date will be a per annum rate equal to the then applicable mortgage rate for such Mortgage Loan as of the first day of the related Due Period minus the sum of the applicable Servicing Fee Rate and the Trustee Fee Rate.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

Definitions
Formula Rate:
The Formula Rate for any class of Class A and Mezzanine Certificates is One-Month LIBOR plus the related margin. For the Interest Accrual Period for each Distribution Date after the date on which the aggregate principal balance of the Mortgage Loans remaining in the mortgage pool is reduced to less than 10.00% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, the related margin will increase to 2.0 times the related margin for each Class A Certificate, and 1.5 times the related margin for any Mezzanine Certificate.

Interest Carry Forward Amount:
The Interest Carry Forward Amount with respect to any class of Class A Certificates and Mezzanine Certificates and any Distribution Date is equal to the amount, if any, by which the Interest Distribution Amount for that class of certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on the certificates in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to that class of certificates remaining undistributed from previous Distribution Dates, plus interest accrued thereon at the related Pass-Through Rate on the certificates for the most recently ended Interest Accrual Period.

Interest Distribution Amount:
The Interest Distribution Amount for the Class A Certificates and Mezzanine Certificates on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to the Distribution Date at the Pass-Through Rate for that class, reduced (to not less than zero) by the allocable share, if any, for that class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the servicer and shortfalls resulting from the application of the Relief Act.

Interest Remittance Amount:
The Interest Remittance Amount for any Distribution Date is the excess, if any, of (i) that portion of the Available Distribution Amount (without giving effect to any net swap payment owed to the Swap Counterparty or any Swap Termination Payment owed to the Swap Counterparty not due to a Swap Counterparty Trigger Event) for that Distribution Date that represents interest received or advanced on the Mortgage Loans over (ii) any net swap payment owed to the Swap Counterparty or Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty.

Net Monthly Excess Cash Flow:
The Net Monthly Excess Cash Flow for any Distribution Date is equal to the sum of (a) any Overcollateralization Reduction Amount and (b) the excess of:

• the Available Distribution Amount for the related Distribution Date over

• the sum for the related Distribution Date of the aggregate of (a) the Senior Interest Distribution Amount distributable to the holders of the Class A Certificates, (b) the Interest Distribution Amount distributable to the holders of the Mezzanine Certificates and (c) the Principal Remittance Amount.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

Definitions
Net WAC Pass-Through Rate:
The Net WAC Pass-Through Rate for any Distribution Date and the Class A Certificates and Mezzanine Certificates is a per annum rate (which will not be less than zero) equal to the excess, if any, of (a) the product of (i) a per annum rate equal to the weighted average of the Expense Adjusted Mortgage Rates on the then outstanding Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period and (ii) a fraction expressed as a percentage the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period, over (b) the product of (i) a fraction expressed as a percentage the numerator of which is the amount of any net swap payments due to the Swap Counterparty or Swap Termination Payment owed to the Swap Counterparty not due to a Swap Counterparty Trigger Event, and the denominator of which is the aggregate principal balance of the outstanding mortgage loans as of the first day of the related Due Period and (ii) a fraction expressed as a percentage the numerator of which is 360 and the denominator of which is the actual number of days in the related Interest Accrual Period.

Net WAC Rate Carryover Amount:
For any Distribution Date and any Class A Certificates or Mezzanine Certificates, an amount equal to the sum of (i) the excess of (x) the amount of interest that would have accrued on such class of Certificates for such Distribution Date had the applicable Pass-Through Rate not been subject to the Net WAC Pass-Through Rate (not to exceed 14.50%), over (y) the amount of interest that accrued on such class of Certificates for such Distribution Date at the Net WAC Pass-Through Rate and (ii) the undistributed portion of any related Net WAC Carryover Amount from prior Distribution Dates together with interest accrued on such undistributed portion for the most recently ended Interest Accrual Period at the Formula Rate (not to exceed 14.50%) applicable for such class for such Interest Accrual Period. The ratings on each class of Certificates do not address the likelihood of the distribution of any Net WAC Rate Carryover Amount.

Pass-Through Rates:
With respect to each class of Class A Certificates and Mezzanine Certificates and any Distribution Date, the least of (i) the Formula Rate, (ii) the Net WAC Pass-Through Rate and (iii) 14.50% per annum.

Preliminary Prospectus:
The Offered Certificates will be offered pursuant to a Preliminary Prospectus which includes a Preliminary Prospectus Supplement and a base prospectus (together, the “Preliminary Prospectus”). Additional information with respect to the Offered Certificates and the Mortgage Loans is contained in the Preliminary Prospectus. The foregoing is qualified in its entirety by the information appearing in the Preliminary Prospectus, which will be conveyed to you prior to any contractual commitment to purchase any of the Offered Certificates.

Prepayment Interest Shortfalls:
With respect to any principal prepayments on the Mortgage Loans and any Distribution Date, any interest shortfall resulting from principal prepayments in full occurring between the first day of the related Prepayment Period and the last day of the prior calendar month.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

Definitions
Principal Distribution Amount:
The Principal Distribution Amount for any Distribution Date will be an amount, not less than zero, equal to the sum of (i) the principal portion of all monthly payments on the Mortgage Loans due during the related Due Period actually received on or prior to the related Determination Date or advanced on or prior to the related Distribution Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds, Subsequent Recoveries and all full and partial principal prepayments, received during the related Prepayment Period net of any portion thereof that represents a recovery of principal for which an advance was made by the Servicer, and (iv) the amount of any Overcollateralization Increase Amount for such Distribution Date; minus (v) the amount of any Overcollateralization Reduction Amount for such Distribution Date and (vi) any net swap payment owed to the Swap Counterparty or Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty to the extent not covered by that portion of the Available Distribution Amount (without giving effect to any net swap payment owed to the Swap Counterparty or any Swap Termination Payment owed to the Swap Counterparty not due to a Swap Counterparty Trigger Event) for that Distribution Date that represents interest received or advanced on the Mortgage Loans.

Principal Remittance Amount:	The Principal Remittance Amount for any Distribution Date is the sum of the amounts described in clauses (i) through (iii) of the definition of Principal Distribution Amount.
Senior Interest Distribution Amount:
The Senior Interest Distribution Amount for any Distribution Date is equal to the sum of the Interest Distribution Amount for that Distribution Date for the Class A Certificates and the Interest Carry Forward Amount, if any, for that Distribution Date for the Class A Certificates.

Subordination Percentage:	With respect to each class of Class A Certificates and Mezzanine Certificates, the applicable approximate percentage set forth in the table below.

Class	Percentage
A	47.90
M-1	59.20
M-2	68.60
M-3	72.20
M-4	77.40
M-5	80.40
M-6	83.10
M-7	86.80
M-8	88.40
M-9	91.00
M-10	93.40

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

The Mortgage Loans (Total Collateral)

Collateral Summary

Statistics for the Mortgage Loans listed below are based on the Cut-off Date scheduled balances.

Scheduled Principal Balance:	$886,526,947.76
Number of Mortgage Loans:	4,987
Average Scheduled Principal Balance:	$177,767.59
Weighted Average Gross Coupon:	8.491%
Weighted Average Original Credit Score:	609
Weighted Average Original LTV Ratio²:	80.47%
Weighted Average Combined LTV Ratio²:	85.22%
Weighted Average Stated Remaining Term (months):	354
Weighted Average Original Term (months):	357
Weighted Average Roll Term¹ (months):	27
Weighted Average Gross Margin¹:	6.171%
Weighted Average Initial Rate Cap¹:	1.495%
Weighted Average Periodic Rate Cap¹:	1.088%
Interest Only Loans:	12.82%
Silent Seconds:	24.77%

(1)	Includes adjustable-rate Mortgage Loans only.

(2)
The original loan-to-value (“OLTV”) of a first-lien mortgage is a fraction, expressed as a percentage, the numerator of which is the principal balance of the Mortgage Loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan. The OLTV of a second lien Mortgage Loan is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such Mortgage Loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The combined loan-to-value (“CLTV”) of a mortgage is a fraction, expressed as a percentage, the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) either (x) for junior lien Mortgage Loans the outstanding balance of the senior lien mortgage loan at the date of origination of such Mortgage Loan, or (y) for first-lien Mortgage Loans the outstanding balance of any junior lien mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

The Mortgage Loans (Total Collateral)

Distribution by Product Type

Product Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
15 Fixed	64	$6,595,844.15	0.74%	$103,060.06	602	62.34%	8.185%
20 Fixed	13	1,629,569.63	0.18	125,351.51	618	66.20	7.874
25 Fixed	1	104,993.69	0.01	104,993.69	575	90.00	8.550
2YR-ARM	1,684	283,067,535.08	31.93	168,092.36	598	81.29	8.766
2YR-ARM 10YR-IO	3	551,550.00	0.06	183,850.00	626	80.55	7.871
2YR-ARM 2YR-IO	4	726,900.00	0.08	181,725.00	632	83.96	9.495
2YR-ARM 5YR-IO	336	86,301,188.71	9.73	256,848.78	634	81.07	7.866
2YR-ARM Recast	5	1,425,580.89	0.16	285,116.18	603	89.84	8.525
30 Fixed	1,242	157,369,059.74	17.75	126,706.17	609	77.96	8.661
30 Fixed 10YR-IO	1	292,000.00	0.03	292,000.00	630	80.00	6.625
30 Fixed 5YR-IO	16	3,386,910.63	0.38	211,681.91	642	82.48	8.402
30 Fixed Recast	1	168,088.21	0.02	168,088.21	685	58.00	7.494
30/15 Fixed	83	4,792,036.09	0.54	57,735.37	643	97.22	11.710
3YR-ARM	370	63,377,627.67	7.15	171,290.89	604	81.75	8.565
3YR-ARM 3YR-IO	1	173,600.00	0.02	173,600.00	625	80.00	6.750
3YR-ARM 5YR-IO	62	14,645,511.29	1.65	236,217.92	633	82.96	7.775
40/30 2YR-ARM	668	164,981,268.89	18.61	246,977.95	606	80.56	8.397
40/30 3YR-ARM	149	34,105,306.86	3.85	228,894.68	616	82.27	8.237
40/30 5YR-ARM	30	6,204,426.13	0.70	206,814.20	617	80.48	7.880
40/30 Fixed	107	22,624,952.22	2.55	211,448.15	618	76.98	7.991
45/30 2YR-ARM	14	2,869,783.87	0.32	204,984.56	615	81.34	8.420
45/30 3YR-ARM	3	495,406.36	0.06	165,135.45	646	80.00	7.559
45/30 Fixed	11	1,219,069.84	0.14	110,824.53	618	84.65	8.400
50/30 2YR-ARM	48	12,067,778.44	1.36	251,412.05	639	80.27	8.000
50/30 3YR-ARM	12	3,108,367.78	0.35	259,030.65	628	82.84	8.360
50/30 5YR-ARM	8	1,210,580.99	0.14	151,322.62	573	81.57	8.226
50/30 Fixed	15	3,761,189.60	0.42	250,745.97	636	83.33	7.962
5YR-ARM	9	1,690,876.01	0.19	187,875.11	614	79.05	7.550
5YR-ARM 10YR-IO	2	499,000.00	0.06	249,500.00	639	93.33	8.797
5YR-ARM 5YR-IO	25	7,080,944.99	0.80	283,237.80	636	81.50	7.570
Total:	4,987	$886,526,947.76	100.00%	$177,767.59	609	80.47%	8.491%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

The Mortgage Loans (Total Collateral)

Distribution by Current Gross Mortgage Rate

Current Gross Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.501—6.000	13	$4,431,953.99	0.50%	$340,919.54	642	69.76%	5.825%
6.001—6.500	63	16,603,973.08	1.87	263,555.13	646	73.75	6.336
6.501—7.000	220	53,629,477.98	6.05	243,770.35	631	74.49	6.836
7.001—7.500	374	84,762,408.86	9.56	226,637.46	626	76.24	7.334
7.501—8.000	854	175,950,023.15	19.85	206,030.47	622	78.10	7.817
8.001—8.500	820	150,812,884.11	17.01	183,918.15	610	79.90	8.298
8.501—9.000	917	161,742,040.98	18.24	176,381.72	601	82.07	8.798
9.001—9.500	567	92,635,963.38	10.45	163,379.12	593	83.85	9.301
9.501—10.000	547	78,289,354.03	8.83	143,124.96	585	84.67	9.789
10.001—10.500	223	30,458,417.35	3.44	136,584.83	590	86.25	10.270
10.501—11.000	168	21,484,033.56	2.42	127,881.15	587	84.77	10.765
11.001—11.500	65	6,125,583.73	0.69	94,239.75	603	89.10	11.274
11.501—12.000	64	4,770,948.27	0.54	74,546.07	607	90.64	11.739
12.001—12.500	49	2,849,707.54	0.32	58,157.30	628	91.98	12.302
12.501—13.000	27	1,508,666.64	0.17	55,876.54	619	97.67	12.821
13.001—13.500	8	236,498.96	0.03	29,562.37	613	100.00	13.322
13.501—14.000	7	209,620.68	0.02	29,945.81	590	100.00	13.719
14.001—14.500	1	25,391.47	0.00	25,391.47	594	100.00	14.375
Total:	4,987	$886,526,947.76	100.00%	$177,767.59	609	80.47%	8.491%

Distribution by Original Principal Balance

Original Mortgage Loan Balance ($)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	181	$6,273,435.02	0.71%	$34,659.86	607	83.93%	10.875%
50,000.01—100,000.00	1,088	85,029,112.72	9.59	78,151.76	596	78.14	9.215
100,000.01—150,000.00	1,293	160,922,535.62	18.15	124,456.72	601	79.52	8.748
150,000.01—200,000.00	900	156,829,138.73	17.69	174,254.60	605	80.79	8.512
200,000.01—250,000.00	562	125,760,192.60	14.19	223,772.58	610	80.75	8.364
250,000.01—300,000.00	327	89,106,453.81	10.05	272,496.80	610	79.92	8.382
300,000.01—350,000.00	209	67,164,252.21	7.58	321,360.06	620	80.78	8.124
350,000.01—400,000.00	150	55,997,277.85	6.32	373,315.19	619	82.31	8.222
400,000.01—450,000.00	108	45,870,214.78	5.17	424,724.21	623	81.17	8.021
450,000.01—500,000.00	66	31,481,579.08	3.55	476,993.62	617	80.79	8.022
500,000.01—550,000.00	41	21,552,481.52	2.43	525,670.28	631	79.68	8.057
550,000.01—600,000.00	26	14,963,120.39	1.69	575,504.63	640	83.05	7.870
600,000.01—650,000.00	11	6,915,662.53	0.78	628,696.59	634	83.90	8.354
650,000.01—700,000.00	10	6,679,778.25	0.75	667,977.83	598	83.55	7.993
700,000.01—750,000.00	6	4,354,300.59	0.49	725,716.77	593	84.84	8.507
750,000.01—800,000.00	2	1,542,909.92	0.17	771,454.96	628	86.15	8.349
800,000.01—850,000.00	2	1,647,676.76	0.19	823,838.38	605	89.96	9.891
850,000.01—900,000.00	3	2,626,578.20	0.30	875,526.07	576	78.00	8.545
900,000.01—950,000.00	2	1,810,247.18	0.20	905,123.59	637	92.49	8.921
Total:	4,987	$886,526,947.76	100.00%	$177,767.59	609	80.47%	8.491%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

The Mortgage Loans (Total Collateral)

Distribution by Current Unpaid Principal Balance

Current Unpaid Principal Balance ($)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	188	$6,606,760.58	0.75%	$35,142.34	605	82.86%	10.816%
50,000.01—100,000.00	1,085	85,029,813.64	9.59	78,368.49	596	78.11	9.207
100,000.01—150,000.00	1,291	160,887,963.84	18.15	124,622.75	601	79.57	8.751
150,000.01—200,000.00	900	156,929,373.81	17.70	174,365.97	604	80.78	8.510
200,000.01—250,000.00	561	125,610,458.49	14.17	223,904.56	609	80.72	8.363
250,000.01—300,000.00	328	89,455,333.67	10.09	272,729.68	610	79.97	8.384
300,000.01—350,000.00	208	66,914,877.64	7.55	321,706.14	620	80.80	8.123
350,000.01—400,000.00	149	55,647,816.89	6.28	373,475.28	619	82.30	8.223
400,000.01—450,000.00	109	46,318,539.75	5.22	424,940.73	623	81.21	8.019
450,000.01—500,000.00	65	31,033,254.11	3.50	477,434.68	617	80.73	8.026
500,000.01—550,000.00	41	21,552,481.52	2.43	525,670.28	631	79.68	8.057
550,000.01—600,000.00	26	14,963,120.39	1.69	575,504.63	640	83.05	7.870
600,000.01—650,000.00	12	7,563,933.37	0.85	630,327.78	633	83.56	8.204
650,000.01—700,000.00	9	6,031,507.41	0.68	670,167.49	595	83.93	8.143
700,000.01—750,000.00	6	4,354,300.59	0.49	725,716.77	593	84.84	8.507
750,000.01—800,000.00	2	1,542,909.92	0.17	771,454.96	628	86.15	8.349
800,000.01—850,000.00	3	2,495,984.07	0.28	831,994.69	587	89.50	9.707
850,000.01—900,000.00	2	1,778,270.89	0.20	889,135.45	588	72.94	8.161
900,000.01—950,000.00	2	1,810,247.18	0.20	905,123.59	637	92.49	8.921
Total:	4,987	$886,526,947.76	100.00%	$177,767.59	609	80.47%	8.491%

Distribution by Remaining Term to Maturity

Remaining Term (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
121—180	147	$11,387,880.24	1.28%	$77,468.57	620	77.01%	9.668%
181—240	13	1,629,569.63	0.18	125,351.51	618	66.20	7.874
241—300	1	104,993.69	0.01	104,993.69	575	90.00	8.550
301—360	4,826	873,404,504.20	98.52	180,978.97	609	80.54	8.476
Total:	4,987	$886,526,947.76	100.00%	$177,767.59	609	80.47%	8.491%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

The Mortgage Loans (Total Collateral)

Distribution by Original Term to Maturity

Original Term (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
121—180	147	$11,387,880.24	1.28%	$77,468.57	620	77.01%	9.668%
181—240	13	1,629,569.63	0.18	125,351.51	618	66.20	7.874
241—300	1	104,993.69	0.01	104,993.69	575	90.00	8.550
301—360	4,826	873,404,504.20	98.52	180,978.97	609	80.54	8.476
Total:	4,987	$886,526,947.76	100.00%	$177,767.59	609	80.47%	8.491%

Distribution by Original Loan-to-Value Ratio

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.01—10.00	3	$164,966.88	0.02%	$54,988.96	552	8.51%	8.716%
10.01—15.00	5	465,100.67	0.05	93,020.13	600	14.13	8.197
15.01—20.00	6	567,745.76	0.06	94,624.29	576	18.61	9.676
20.01—25.00	14	1,144,035.54	0.13	81,716.82	578	23.00	8.697
25.01—30.00	11	771,268.97	0.09	70,115.36	537	27.41	9.136
30.01—35.00	23	2,204,171.13	0.25	95,833.53	601	32.59	7.956
35.01—40.00	39	4,517,495.51	0.51	115,833.22	576	37.45	8.238
40.01—45.00	44	5,765,028.52	0.65	131,023.38	583	42.58	8.146
45.01—50.00	78	10,985,543.30	1.24	140,840.30	588	48.14	8.133
50.01—55.00	74	12,817,991.53	1.45	173,216.10	579	52.87	8.074
55.01—60.00	143	21,833,172.79	2.46	152,679.53	585	58.09	8.085
60.01—65.00	189	31,858,135.61	3.59	168,561.56	582	63.43	8.053
65.01—70.00	239	40,556,882.78	4.57	169,694.07	592	68.52	8.144
70.01—75.00	339	61,949,399.31	6.99	182,741.59	585	73.87	8.309
75.01—80.00	1,655	326,314,644.45	36.81	197,168.97	624	79.71	8.169
80.01—85.00	508	92,346,803.01	10.42	181,785.05	595	84.31	8.535
85.01—90.00	821	151,876,431.30	17.13	184,989.56	603	89.54	8.807
90.01—95.00	487	92,755,645.51	10.46	190,463.34	621	94.61	9.172
95.01—100.00	309	27,632,485.19	3.12	89,425.52	637	99.88	10.298
Total:	4,987	$886,526,947.76	100.00%	$177,767.59	609	80.47%	8.491%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

The Mortgage Loans (Total Collateral)

Distribution by Combined Loan-to-Value Ratio

Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.01—10.00	3	$164,966.88	0.02%	$54,988.96	552	8.51%	8.716%
10.01—15.00	5	465,100.67	0.05	93,020.13	600	14.13	8.197
15.01—20.00	6	567,745.76	0.06	94,624.29	576	18.61	9.676
20.01—25.00	14	1,144,035.54	0.13	81,716.82	578	23.00	8.697
25.01—30.00	11	771,268.97	0.09	70,115.36	537	27.41	9.136
30.01—35.00	23	2,204,171.13	0.25	95,833.53	601	32.59	7.956
35.01—40.00	39	4,517,495.51	0.51	115,833.22	576	37.45	8.238
40.01—45.00	44	5,765,028.52	0.65	131,023.38	583	42.58	8.146
45.01—50.00	77	10,879,792.88	1.23	141,296.01	588	48.15	8.142
50.01—55.00	74	12,818,701.50	1.45	173,225.70	580	52.82	8.056
55.01—60.00	141	21,394,817.55	2.41	151,736.29	586	58.08	8.069
60.01—65.00	185	31,394,414.82	3.54	169,699.54	582	63.44	8.047
65.01—70.00	237	40,268,984.34	4.54	169,911.33	591	68.53	8.135
70.01—75.00	327	59,537,978.87	6.72	182,073.33	583	73.86	8.328
75.01—80.00	651	119,283,088.03	13.46	183,230.55	598	79.25	8.335
80.01—85.00	499	90,945,878.64	10.26	182,256.27	595	84.03	8.513
85.01—90.00	810	150,908,657.19	17.02	186,306.98	604	89.38	8.794
90.01—95.00	538	103,892,514.63	11.72	193,108.76	622	93.00	9.015
95.01—100.00	1,303	229,602,306.33	25.90	176,210.52	638	82.52	8.384
Total:	4,987	$886,526,947.76	100.00%	$177,767.59	609	80.47%	8.491%

Distribution by State

State	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
CA	517	$159,103,719.17	17.95%	$307,744.14	619	77.98%	7.899%
FL	627	114,156,126.43	12.88	182,067.19	605	78.65	8.483
TX	355	44,465,031.64	5.02	125,253.61	607	82.02	8.827
AZ	224	42,231,303.60	4.76	188,532.61	612	79.67	8.213
MD	155	37,138,809.79	4.19	239,605.22	602	77.22	8.306
NY	139	36,657,881.64	4.13	263,725.77	623	79.60	8.381
IL	197	36,004,186.87	4.06	182,762.37	609	81.91	8.797
NJ	113	28,915,681.09	3.26	255,890.98	612	80.67	8.683
WI	185	26,076,175.08	2.94	140,952.30	605	84.36	8.859
GA	171	24,206,367.16	2.73	141,557.70	604	83.27	9.015
VA	135	23,770,055.23	2.68	176,074.48	595	78.84	8.338
MI	182	23,028,784.81	2.60	126,531.78	611	82.48	8.959
MN	122	20,482,860.79	2.31	167,892.30	621	82.94	8.760
PA	141	19,534,735.31	2.20	138,544.22	600	81.56	8.743
WA	98	18,509,927.34	2.09	188,876.81	610	82.78	8.295
Other	1,626	232,245,301.81	26.20	142,832.29	605	82.06	8.704
Total:	4,987	$886,526,947.76	100.00%	$177,767.59	609	80.47%	8.491%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

The Mortgage Loans (Total Collateral)

Distribution by Occupancy Type

Occupancy Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Investment Property	173	$25,643,952.97	2.89%	$148,230.94	635	79.85%	8.923%
Primary Residence	4,708	840,190,655.84	94.77	178,460.21	608	80.31	8.462
Second Home	106	20,692,338.95	2.33	195,210.74	630	87.48	9.127
Total:	4,987	$886,526,947.76	100.00%	$177,767.59	609	80.47%	8.491%

Distribution by Property Type

Property Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Single Family (Detached)	3,870	$666,116,502.94	75.14%	$172,123.13	607	80.34%	8.481%
Detached Pud	536	111,135,527.58	12.54	207,342.40	612	81.17	8.480
Multifamily	197	42,174,934.54	4.76	214,085.96	624	79.57	8.496
Condo Under 5 Stories	240	40,910,850.63	4.61	170,461.88	622	80.76	8.501
Attached Pud	58	11,772,233.39	1.33	202,969.54	607	81.98	8.771
Townhouse/Rowhouse	63	9,417,048.90	1.06	149,476.97	599	79.64	8.534
Condo Over 8 Stories	11	2,769,513.85	0.31	251,773.99	612	84.90	9.224
Mid-Rise Condo (5-8 Stories)	7	1,100,849.47	0.12	157,264.21	602	89.89	9.235
Single Family Detached—Site Condo	4	998,486.46	0.11	249,621.62	643	84.06	8.861
Leasehold	1	131,000.00	0.01	131,000.00	582	58.22	7.875
Total:	4,987	$886,526,947.76	100.00%	$177,767.59	609	80.47%	8.491%

Distribution by Loan Purpose

Loan Purpose	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Cash Out	2,700	$496,969,736.13	56.06%	$184,062.87	598	78.47%	8.426%
Purchase	1,651	291,842,356.38	32.92	176,767.02	627	84.23	8.672
Rate/Term	632	97,314,480.94	10.98	153,978.61	611	79.40	8.277
Construction Permanent	4	400,374.31	0.05	100,093.58	619	75.12	8.039
Total:	4,987	$886,526,947.76	100.00%	$177,767.59	609	80.47%	8.491%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

The Mortgage Loans (Total Collateral)

Distribution by Documentation Type

Documentation Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fast App	259	$54,931,328.92	6.20%	$212,090.07	608	83.21%	8.377%
Full Documentation	2,856	451,179,688.38	50.89	157,976.08	597	79.78	8.299
Lite Documentation	81	12,656,019.38	1.43	156,247.15	579	81.87	8.474
Stated Documentation	1,791	367,759,911.08	41.48	205,337.75	626	80.85	8.743
Total:	4,987	$886,526,947.76	100.00%	$177,767.59	609	80.47%	8.491%

Distribution by Credit Score

Credit Score Range	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
476—500	5	$781,920.26	0.09%	$156,384.05	500	76.69%	9.143%
501—525	284	40,002,990.69	4.51	140,855.60	514	69.48	9.143
526—550	411	62,721,202.28	7.07	152,606.33	539	75.86	9.072
551—575	592	98,140,393.74	11.07	165,777.69	564	77.78	8.785
576—600	900	153,873,550.83	17.36	170,970.61	588	81.67	8.648
601—625	1,094	199,591,677.90	22.51	182,442.12	613	82.09	8.487
626—650	862	163,078,842.27	18.40	189,186.59	638	81.62	8.229
651—675	558	107,101,096.90	12.08	191,937.45	662	82.33	8.083
676—700	272	59,473,525.80	6.71	218,652.67	686	81.99	8.015
701—725	1	319,650.43	0.04	319,650.43	714	80.00	8.200
726—750	2	411,786.64	0.05	205,893.32	746	92.06	7.966
751—775	5	967,486.08	0.11	193,497.22	758	82.19	8.082
776—800	1	62,823.94	0.01	62,823.94	777	90.00	7.850
Total:	4,987	$886,526,947.76	100.00%	$177,767.59	609	80.47%	8.491%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

The Mortgage Loans (Total Collateral)

Distribution by Original Prepayment Penalty Term

Prepayment Penalty Terms (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0	1,496	$250,227,945.14	28.23%	$167,264.67	606	80.49%	8.860%
6	3	441,180.02	0.05	147,060.01	612	82.38	9.886
12	245	54,872,257.88	6.19	223,968.40	611	79.17	8.488
24	1,965	373,838,184.83	42.17	190,248.44	608	81.24	8.394
30	4	744,549.57	0.08	186,137.39	654	88.85	8.144
36	1,238	201,971,131.16	22.78	163,143.08	614	79.34	8.222
60	36	4,431,699.16	0.50	123,102.75	603	79.99	8.020
Total:	4,987	$886,526,947.76	100.00%	$177,767.59	609	80.47%	8.491%

Distribution by Lien Type

Lien Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
1	4,771	$875,166,098.55	98.72%	$183,434.52	609	80.22%	8.450%
2	216	11,360,849.21	1.28	52,596.52	644	99.81	11.639
Total:	4,987	$886,526,947.76	100.00%	$177,767.59	609	80.47%	8.491%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Collateral Summary

Statistics for the Mortgage Loans listed below are based on the Cut-off Date scheduled balances.

Scheduled Principal Balance:	$684,583,233.96
Number of Mortgage Loans:	3,433
Average Scheduled Principal Balance:	$199,412.54
Weighted Average Gross Coupon:	8.454%
Weighted Average Original Credit Score:	608
Weighted Average Original LTV Ratio²:	81.22%
Weighted Average Combined LTV Ratio²:	86.59%
Weighted Average Stated Remaining Term (months):	357
Weighted Average Original Term (months):	360
Weighted Average Roll Term¹ (months):	27
Weighted Average Gross Margin¹:	6.171%
Weighted Average Initial Rate Cap¹:	1.495%
Weighted Average Periodic Rate Cap¹:	1.088%
Interest Only Loans:	16.07%
Silent Seconds:	27.98%

(1)	Includes adjustable-rate Mortgage Loans only.

(2)
The original loan-to-value (“OLTV”) of a first-lien mortgage is a fraction, expressed as a percentage, the numerator of which is the principal balance of the Mortgage Loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan. The OLTV of a second lien Mortgage Loan is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such Mortgage Loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The combined loan-to-value (“CLTV”) of a mortgage is a fraction, expressed as a percentage, the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) either (x) for junior lien Mortgage Loans the outstanding balance of the senior lien mortgage loan at the date of origination of such Mortgage Loan, or (y) for first-lien Mortgage Loans the outstanding balance of any junior lien mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Product Type

Product Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
2YR-ARM	1,684	$283,067,535.08	41.35%	$168,092.36	598	81.29%	8.766%
2YR-ARM 10YR-IO	3	551,550.00	0.08	183,850.00	626	80.55	7.871
2YR-ARM 2YR-IO	4	726,900.00	0.11	181,725.00	632	83.96	9.495
2YR-ARM 5YR-IO	336	86,301,188.71	12.61	256,848.78	634	81.07	7.866
2YR-ARM Recast	5	1,425,580.89	0.21	285,116.18	603	89.84	8.525
3YR-ARM	370	63,377,627.67	9.26	171,290.89	604	81.75	8.565
3YR-ARM 3YR-IO	1	173,600.00	0.03	173,600.00	625	80.00	6.750
3YR-ARM 5YR-IO	62	14,645,511.29	2.14	236,217.92	633	82.96	7.775
40/30 2YR-ARM	668	164,981,268.89	24.10	246,977.95	606	80.56	8.397
40/30 3YR-ARM	149	34,105,306.86	4.98	228,894.68	616	82.27	8.237
40/30 5YR-ARM	30	6,204,426.13	0.91	206,814.20	617	80.48	7.880
45/30 2YR-ARM	14	2,869,783.87	0.42	204,984.56	615	81.34	8.420
45/30 3YR-ARM	3	495,406.36	0.07	165,135.45	646	80.00	7.559
50/30 2YR-ARM	48	12,067,778.44	1.76	251,412.05	639	80.27	8.000
50/30 3YR-ARM	12	3,108,367.78	0.45	259,030.65	628	82.84	8.360
50/30 5YR-ARM	8	1,210,580.99	0.18	151,322.62	573	81.57	8.226
5YR-ARM	9	1,690,876.01	0.25	187,875.11	614	79.05	7.550
5YR-ARM 10YR-IO	2	499,000.00	0.07	249,500.00	639	93.33	8.797
t5YR-ARM 5YR-IO	25	7,080,944.99	1.03	283,237.80	636	81.50	7.570
Total:	3,433	$684,583,233.96	100.00%	$199,412.54	608	81.22%	8.454%

Distribution by Current Gross Mortgage Rate

Current Gross Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.501—6.000	12	$4,210,211.75	0.62%	$350,850.98	640	70.84%	5.817%
6.001—6.500	41	11,974,632.48	1.75	292,064.21	644	78.36	6.299
6.501—7.000	145	37,161,995.36	5.43	256,289.62	626	76.25	6.849
7.001—7.500	269	66,256,460.13	9.68	246,306.54	624	77.34	7.324
7.501—8.000	612	137,662,054.17	20.11	224,938.00	623	79.12	7.815
8.001—8.500	589	116,983,254.87	17.09	198,613.34	610	80.88	8.293
8.501—9.000	688	131,542,435.41	19.21	191,195.40	601	82.70	8.803
9.001—9.500	423	76,174,107.04	11.13	180,080.63	592	84.58	9.300
9.501—10.000	377	61,385,533.89	8.97	162,826.35	584	84.79	9.788
10.001—10.500	147	22,633,473.13	3.31	153,969.20	590	86.99	10.262
10.501—11.000	104	15,318,262.91	2.24	147,290.99	585	83.94	10.773
11.001—11.500	16	2,044,857.67	0.30	127,803.60	584	85.38	11.193
11.501—12.000	6	787,726.89	0.12	131,287.82	551	85.79	11.662
12.001—12.500	4	448,228.26	0.07	112,057.07	598	68.10	12.185
Total:	3,433	$684,583,233.96	100.00%	$199,412.54	608	81.22%	8.454%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Original Principal Balance

Original Mortgage Loan Balance ($)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	17	$710,734.49	0.10%	$41,807.91	554	53.67%	9.463%
50,000.01—100,000.00	558	44,473,334.03	6.50	79,701.32	590	78.86	9.103
100,000.01—150,000.00	887	111,313,027.62	16.26	125,493.83	599	80.72	8.744
150,000.01—200,000.00	683	119,149,791.90	17.40	174,450.65	602	81.38	8.579
200,000.01—250,000.00	460	102,912,632.73	15.03	223,723.11	608	81.29	8.401
250,000.01—300,000.00	262	71,545,412.27	10.45	273,074.09	608	80.54	8.413
300,000.01—350,000.00	188	60,338,182.11	8.81	320,947.78	619	81.43	8.138
350,000.01—400,000.00	131	48,965,554.59	7.15	373,782.86	618	83.01	8.271
400,000.01—450,000.00	90	38,249,439.49	5.59	424,993.77	621	82.66	8.088
450,000.01—500,000.00	60	28,566,035.24	4.17	476,100.59	616	80.54	8.069
500,000.01—550,000.00	38	19,970,155.61	2.92	525,530.41	629	79.75	8.144
550,000.01—600,000.00	26	14,963,120.39	2.19	575,504.63	640	83.05	7.870
600,000.01—650,000.00	11	6,915,662.53	1.01	628,696.59	634	83.90	8.354
650,000.01—700,000.00	9	6,031,507.41	0.88	670,167.49	595	83.93	8.143
700,000.01—750,000.00	5	3,615,659.20	0.53	723,131.84	599	84.17	8.212
750,000.01—800,000.00	1	778,482.21	0.11	778,482.21	578	78.00	8.200
800,000.01—850,000.00	2	1,647,676.76	0.24	823,838.38	605	89.96	9.891
850,000.01—900,000.00	3	2,626,578.20	0.38	875,526.07	576	78.00	8.545
900,000.01—950,000.00	2	1,810,247.18	0.26	905,123.59	637	92.49	8.921
Total:	3,433	$684,583,233.96	100.00%	$199,412.54	608	81.22%	8.454%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Current Unpaid Principal Balance

Current Unpaid Principal Balance ($)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	21	$894,967.92	0.13%	$42,617.52	564	55.51%	9.375%
50,000.01—100,000.00	556	44,423,355.79	6.49	79,898.12	590	78.90	9.099
100,000.01—150,000.00	886	111,328,696.47	16.26	125,653.16	599	80.74	8.746
150,000.01—200,000.00	683	119,199,674.31	17.41	174,523.68	602	81.36	8.577
200,000.01—250,000.00	460	102,962,781.95	15.04	223,832.13	608	81.27	8.399
250,000.01—300,000.00	263	71,894,292.13	10.50	273,362.33	608	80.59	8.414
300,000.01—350,000.00	187	60,088,807.54	8.78	321,330.52	620	81.46	8.137
350,000.01—400,000.00	130	48,616,093.63	7.10	373,969.95	617	82.99	8.273
400,000.01—450,000.00	91	38,697,764.46	5.65	425,250.16	621	82.69	8.085
450,000.01—500,000.00	59	28,117,710.27	4.11	476,571.36	616	80.47	8.074
500,000.01—550,000.00	38	19,970,155.61	2.92	525,530.41	629	79.75	8.144
550,000.01—600,000.00	26	14,963,120.39	2.19	575,504.63	640	83.05	7.870
600,000.01—650,000.00	11	6,915,662.53	1.01	628,696.59	634	83.90	8.354
650,000.01—700,000.00	9	6,031,507.41	0.88	670,167.49	595	83.93	8.143
700,000.01—750,000.00	5	3,615,659.20	0.53	723,131.84	599	84.17	8.212
750,000.01—800,000.00	1	778,482.21	0.11	778,482.21	578	78.00	8.200
800,000.01—850,000.00	3	2,495,984.07	0.36	831,994.69	587	89.50	9.707
850,000.01—900,000.00	2	1,778,270.89	0.26	889,135.45	588	72.94	8.161
900,000.01—950,000.00	2	1,810,247.18	0.26	905,123.59	637	92.49	8.921
Total:	3,433	$684,583,233.96	100.00%	$199,412.54	608	81.22%	8.454%

Distribution by Remaining Term to Maturity

Remaining Term (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
301—360	3,433	$684,583,233.96	100.00%	$199,412.54	608	81.22%	8.454%
Total:	3,433	$684,583,233.96	100.00%	$199,412.54	608	81.22%	8.454%

Distribution by Original Term to Maturity

Original Term (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
301—360	3,433	$684,583,233.96	100.00%	$199,412.54	608	81.22%	8.454%
Total:	3,433	$684,583,233.96	100.00%	$199,412.54	608	81.22%	8.454%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Original Loan-to-Value Ratio

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.01—10.00	1	$69,914.88	0.01%	$69,914.88	526	10.00%	8.500%
10.01—15.00	2	120,694.61	0.02	60,347.31	620	14.02	8.482
15.01—20.00	4	447,473.98	0.07	111,868.50	557	18.33	10.101
20.01—25.00	4	226,060.82	0.03	56,515.21	519	22.62	9.473
25.01—30.00	8	608,038.72	0.09	76,004.84	532	27.17	9.175
30.01—35.00	7	767,992.69	0.11	109,713.24	576	33.28	8.430
35.01—40.00	26	3,340,104.07	0.49	128,465.54	577	37.38	8.169
40.01—45.00	17	2,576,807.59	0.38	151,576.92	571	42.76	8.499
45.01—50.00	36	6,523,117.56	0.95	181,197.71	576	48.32	8.200
50.01—55.00	39	7,103,372.45	1.04	182,137.76	575	52.69	8.177
55.01—60.00	79	13,320,397.40	1.95	168,612.63	581	58.13	8.104
60.01—65.00	118	22,116,707.07	3.23	187,429.72	572	63.58	8.167
65.01—70.00	147	27,973,354.74	4.09	190,294.93	587	68.60	8.104
70.01—75.00	235	46,263,361.97	6.76	196,865.37	580	73.92	8.364
75.01—80.00	1,266	267,907,204.68	39.13	211,617.07	625	79.75	8.128
80.01—85.00	366	70,669,281.07	10.32	193,085.47	591	84.38	8.583
85.01—90.00	620	123,138,539.00	17.99	198,610.55	603	89.62	8.784
90.01—95.00	372	76,218,118.41	11.13	204,887.42	620	94.69	9.139
95.01—100.00	86	15,192,692.25	2.22	176,659.21	632	99.90	9.352
Total:	3,433	$684,583,233.96	100.00%	$199,412.54	608	81.22%	8.454%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Combined Loan-to-Value Ratio

Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.01—10.00	1	$69,914.88	0.01%	$69,914.88	526	10.00%	8.500%
10.01—15.00	2	120,694.61	0.02	60,347.31	620	14.02	8.482
15.01—20.00	4	447,473.98	0.07	111,868.50	557	18.33	10.101
20.01—25.00	4	226,060.82	0.03	56,515.21	519	22.62	9.473
25.01—30.00	8	608,038.72	0.09	76,004.84	532	27.17	9.175
30.01—35.00	7	767,992.69	0.11	109,713.24	576	33.28	8.430
35.01—40.00	26	3,340,104.07	0.49	128,465.54	577	37.38	8.169
40.01—45.00	17	2,576,807.59	0.38	151,576.92	571	42.76	8.499
45.01—50.00	36	6,523,117.56	0.95	181,197.71	576	48.32	8.200
50.01—55.00	38	6,998,332.00	1.02	184,166.63	576	52.67	8.158
55.01—60.00	78	12,961,164.50	1.89	166,168.78	583	58.12	8.075
60.01—65.00	117	21,961,596.17	3.21	187,705.95	572	63.57	8.151
65.01—70.00	145	27,685,456.30	4.04	190,934.18	587	68.62	8.091
70.01—75.00	224	43,954,417.21	6.42	196,225.08	578	73.93	8.392
75.01—80.00	419	86,903,956.32	12.69	207,408.01	595	79.31	8.304
80.01—85.00	359	69,738,645.63	10.19	194,258.07	592	84.03	8.561
85.01—90.00	612	122,495,201.73	17.89	200,155.56	603	89.43	8.768
90.01—95.00	410	84,655,688.24	12.37	206,477.29	621	93.17	8.984
95.01—100.00	926	192,548,570.94	28.13	207,935.82	638	81.71	8.194
Total:	3,433	$684,583,233.96	100.00%	$199,412.54	608	81.22%	8.454%

Distribution by State

State	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
CA	394	$134,086,657.33	19.59%	$340,321.47	618	78.73%	7.877%
FL	443	88,078,992.10	12.87	198,823.91	604	80.54	8.560
AZ	178	35,331,990.96	5.16	198,494.33	612	80.15	8.187
MD	113	29,975,318.66	4.38	265,268.31	600	78.61	8.275
NY	97	29,974,330.15	4.38	309,013.71	622	80.09	8.243
IL	154	29,544,608.36	4.32	191,848.11	611	82.57	8.784
NJ	96	25,719,449.79	3.76	267,910.94	612	81.86	8.762
TX	164	24,667,020.83	3.60	150,408.66	607	82.81	8.800
WI	147	21,586,013.69	3.15	146,843.63	603	84.94	8.912
GA	114	18,517,156.80	2.70	162,431.20	602	83.81	8.927
VA	94	17,262,464.58	2.52	183,643.24	598	79.85	8.271
MN	100	17,222,733.73	2.52	172,227.34	618	83.59	8.790
MI	122	16,373,547.76	2.39	134,209.41	608	82.42	8.913
WA	79	15,791,334.66	2.31	199,890.31	609	83.23	8.299
PA	96	14,384,026.95	2.10	149,833.61	597	82.78	8.705
Other	1,042	166,067,587.61	24.26	159,373.88	602	82.60	8.654
Total:	3,433	$684,583,233.96	100.00%	$199,412.54	608	81.22%	8.454%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Occupancy Type

Occupancy Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Investment Property	129	$20,517,605.11	3.00%	$159,051.20	635	80.85%	8.900%
Primary Residence	3,233	647,510,129.27	94.58	200,281.51	607	81.02	8.422
Second Home	71	16,555,499.58	2.42	233,176.05	629	89.37	9.169
Total:	3,433	$684,583,233.96	100.00%	$199,412.54	608	81.22%	8.454%

Distribution by Property Type

Property Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Single Family (Detached)	2,604	$502,752,536.42	73.44%	$193,069.33	606	81.03%	8.437%
Detached Pud	381	90,486,645.66	13.22	237,497.76	611	81.86	8.454
Multifamily	154	35,840,957.95	5.24	232,733.49	622	80.58	8.482
Condo Under 5 Stories	180	33,725,091.27	4.93	187,361.62	623	81.74	8.508
Attached Pud	49	10,212,770.62	1.49	208,423.89	604	83.19	8.787
Townhouse/Rowhouse	47	7,490,575.29	1.09	159,373.94	600	81.86	8.457
Condo Over 8 Stories	8	2,062,624.26	0.30	257,828.03	616	87.22	9.185
Single Family Detached—Site Condo	4	998,486.46	0.15	249,621.62	643	84.06	8.861
Mid-Rise Condo (5-8 Stories)	5	882,546.03	0.13	176,509.21	601	90.91	9.271
Leasehold	1	131,000.00	0.02	131,000.00	582	58.22	7.875
Total:	3,433	$684,583,233.96	100.00%	$199,412.54	608	81.22%	8.454%

Distribution by Loan Purpose

Loan Purpose	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Cash Out	1,850	$375,477,266.18	54.85%	$202,960.68	596	79.47%	8.439%
Purchase	1,251	250,372,263.77	36.57	200,137.70	626	83.84	8.537
Rate/Term	328	58,333,329.70	8.52	177,845.52	610	81.25	8.203
Construction Permanent	4	400,374.31	0.06	100,093.58	619	75.12	8.039
Total:	3,433	$684,583,233.96	100.00%	$199,412.54	608	81.22%	8.454%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Documentation Type

Documentation Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fast App	183	$43,079,607.23	6.29%	$235,407.69	603	83.92%	8.374%
Full Documentation	1,837	324,360,311.48	47.38	176,570.66	594	80.86	8.238
Lite Documentation	52	8,873,361.31	1.30	170,641.56	576	82.46	8.467
Stated Documentation	1,361	308,269,953.94	45.03	226,502.54	625	81.19	8.693
Total:	3,433	$684,583,233.96	100.00%	$199,412.54	608	81.22%	8.454%

Distribution by Credit Score

Credit Score Range	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
476—500	5	$781,920.26	0.11%	$156,384.05	500	76.69%	9.143%
501—525	202	31,079,098.40	4.54	153,856.92	514	70.41	9.083
526—550	292	48,484,729.89	7.08	166,043.60	539	76.23	9.047
551—575	410	76,378,356.23	11.16	186,288.67	564	79.00	8.761
576—600	644	122,638,145.80	17.91	190,431.90	588	82.68	8.586
601—625	779	157,711,065.92	23.04	202,453.23	613	82.61	8.462
626—650	572	122,909,844.57	17.95	214,877.35	638	82.59	8.193
651—675	344	77,036,670.32	11.25	223,943.81	662	82.71	8.026
676—700	179	46,385,917.43	6.78	259,139.20	686	82.67	7.935
701—725	1	319,650.43	0.05	319,650.43	714	80.00	8.200
726—750	1	169,588.05	0.02	169,588.05	750	95.00	7.990
751—775	4	688,246.66	0.10	172,061.67	760	83.08	8.120
Total:	3,433	$684,583,233.96	100.00%	$199,412.54	608	81.22%	8.454%

Distribution by Original Prepayment Penalty Term

Prepayment Penalty Terms (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0	943	$190,436,534.57	27.82%	$201,947.54	608	81.15%	8.768%
6	2	298,539.27	0.04	149,269.64	580	89.20	10.608
12	190	45,829,875.30	6.69	241,209.87	609	80.00	8.479
24	1,841	359,822,321.32	52.56	195,449.39	607	81.13	8.358
30	2	353,419.01	0.05	176,709.51	641	89.54	7.642
36	453	87,478,228.99	12.78	193,108.67	614	82.32	8.153
60	2	364,315.50	0.05	182,157.75	621	84.95	8.129
Total:	3,433	$684,583,233.96	100.00%	$199,412.54	608	81.22%	8.454%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Initial Interest Rate Cap

Initial Cap (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
1.000	47	$6,928,752.81	1.01%	$147,420.27	609	82.32%	9.199%
1.500	3,386	677,654,481.15	98.99	200,134.22	608	81.21	8.447
Total:	3,433	$684,583,233.96	100.00%	$199,412.54	608	81.22%	8.454%

Distribution by Periodic Interest Rate Cap

Periodic Cap (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
1.000	2,922	$564,864,623.89	82.51%	$193,314.38	609	81.62%	8.501%
1.500	508	118,997,736.53	17.38	234,247.51	606	79.33	8.231
2.000	2	625,040.44	0.09	312,520.22	688	81.22	8.964
3.000	1	95,833.10	0.01	95,833.10	560	80.00	8.750
Total:	3,433	$684,583,233.96	100.00%	$199,412.54	608	81.22%	8.454%

Distribution by Gross Margin

ARM Margin (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
2.001—3.000	6	$854,791.91	0.12%	$142,465.32	643	62.84%	7.074%
3.001—4.000	63	13,072,925.27	1.91	207,506.75	615	70.14	7.053
4.001—5.000	372	73,261,688.12	10.70	196,940.02	612	77.77	7.701
5.001—6.000	999	193,673,353.52	28.29	193,867.22	609	80.96	8.313
6.001—7.000	1,344	279,051,185.68	40.76	207,627.37	609	81.67	8.452
7.001—8.000	597	116,340,532.55	16.99	194,875.26	603	83.89	9.230
8.001—9.000	43	7,321,989.60	1.07	170,278.83	587	84.71	9.831
9.001—10.000	8	944,769.03	0.14	118,096.13	590	84.02	10.994
10.001 >=	1	61,998.28	0.01	61,998.28	594	90.00	11.475
Total:	3,433	$684,583,233.96	100.00%	$199,412.54	608	81.22%	8.454%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Maximum Mortgage Rate

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
11.001—12.000	10	$2,531,792.95	0.37%	$253,179.30	655	75.87%	6.571%
12.001—13.000	130	33,506,479.93	4.89	257,742.15	630	75.82	6.672
13.001—14.000	726	169,330,448.47	24.73	233,237.53	622	78.30	7.576
14.001—15.000	1,229	244,800,947.53	35.76	199,187.10	611	81.54	8.358
15.001—16.000	898	159,557,470.56	23.31	177,680.92	595	83.45	9.181
16.001—17.000	364	63,524,930.00	9.28	174,519.04	587	84.85	9.941
17.001—18.000	65	9,602,985.57	1.40	147,738.24	582	83.74	10.638
18.001—19.000	10	1,563,218.54	0.23	156,321.85	569	87.25	11.507
19.001 >=	1	164,960.41	0.02	164,960.41	547	19.88	12.225
Total:	3,433	$684,583,233.96	100.00%	$199,412.54	608	81.22%	8.454%

Distribution by Minimum Mortgage Rate

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
2.001—3.000	3	$485,082.70	0.07%	$161,694.23	643	64.14%	6.593%
3.001—4.000	46	9,396,203.28	1.37	204,265.29	603	67.99	7.165
4.001—5.000	255	48,424,957.89	7.07	189,901.80	603	77.90	7.888
5.001—6.000	391	68,951,559.56	10.07	176,346.70	597	81.15	8.563
6.001—7.000	372	75,726,186.14	11.06	203,565.02	617	81.10	7.792
7.001—8.000	722	170,497,576.61	24.91	236,146.23	627	80.11	7.776
8.001—9.000	865	175,677,027.57	25.66	203,094.83	609	81.69	8.565
9.001—10.000	559	102,286,992.22	14.94	182,982.10	588	84.09	9.526
10.001—11.000	198	30,266,980.76	4.42	152,863.54	589	85.17	10.479
11.001—12.000	20	2,633,536.68	0.38	131,676.83	577	85.69	11.308
12.001 >=	2	237,130.55	0.03	118,565.28	573	39.70	12.225
Total:	3,433	$684,583,233.96	100.00%	$199,412.54	608	81.22%	8.454%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Month of Initial Rate Adjustment

Month of Initial Interest Rate Adjustment	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
May 2008	3	$800,165.87	0.12%	$266,721.96	593	77.06%	8.563%
June 2008	12	2,110,342.78	0.31	175,861.90	590	83.76	8.944
July 2008	78	16,242,890.22	2.37	208,242.18	613	82.44	8.356
August 2008	325	72,477,345.12	10.59	223,007.22	604	81.33	8.420
September 2008	446	84,763,236.20	12.38	190,052.10	611	81.05	8.794
October 2008	1,582	318,288,689.67	46.49	201,193.86	608	80.99	8.427
November 2008	316	57,308,916.02	8.37	181,357.33	602	80.50	8.556
May 2009	1	84,000.00	0.01	84,000.00	633	80.00	9.325
June 2009	1	64,526.35	0.01	64,526.35	530	80.00	8.625
July 2009	20	2,858,846.63	0.42	142,942.33	611	82.23	8.183
August 2009	143	30,695,439.58	4.48	214,653.42	614	80.28	8.046
September 2009	83	18,177,099.03	2.66	219,001.19	614	86.56	8.776
October 2009	278	53,525,747.71	7.82	192,538.66	613	81.66	8.407
November 2009	71	10,500,160.66	1.53	147,889.59	601	81.72	8.311
July 2011	1	163,294.18	0.02	163,294.18	609	80.00	7.750
August 2011	4	924,438.00	0.14	231,109.50	600	80.83	8.036
September 2011	7	1,722,757.55	0.25	246,108.22	627	78.70	8.067
October 2011	57	12,829,476.51	1.87	225,078.54	626	81.39	7.670
November 2011	5	1,045,861.88	0.15	209,172.38	595	83.95	8.245
Total:	3,433	$684,583,233.96	100.00%	$199,412.54	608	81.22%	8.454%
Distribution by Lien Type

Lien Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
1	3,433	$684,583,233.96	100.00%	$199,412.54	608	81.22%	8.454%
Total:	3,433	$684,583,233.96	100.00%	$199,412.54	608	81.22%	8.454%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

The Mortgage Loans (Fixed Rate Collateral)

Collateral Summary

Statistics for the Mortgage Loans listed below are based on the Cut-off Date scheduled balances.

Scheduled Prinicpal Balance:	$201,943,713.80
Number of Mortgage Loans:	1,554
Average Scheduled Principal Balance:	$129,950.91
Weighted Average Gross Coupon:	8.614%
Weighted Average Original Credit Score:	612
Weighted Average Original LTV Ratio[1]:	77.91%
Weighted Average Combined LTV Ratio[1]:	80.56%
Weighted Average Stated Remaining Term (months):	346
Weighted Average Original Term (months) :	349
Interest Only Loans:	1.82%
Silent Seconds:	13.91%

(1)
The original loan-to-value (“OLTV”) of a first-lien mortgage is a fraction, expressed as a percentage, the numerator of which is the principal balance of the Mortgage Loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan. The OLTV of a second lien Mortgage Loan is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such Mortgage Loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The combined (“CLTV”) loan-to-value of a mortgage is a fraction, expressed as a percentage, the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) either (x) for junior lien Mortgage Loans the outstanding balance of the senior lien mortgage loan at the date of origination of such Mortgage Loan, or (y) for first-lien Mortgage Loans the outstanding balance of any junior lien mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Product Type

Product Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
15 Fixed	64	$6,595,844.15	3.27%	$103,060.06	602	62.34%	8.185%
20 Fixed	13	1,629,569.63	0.81	125,351.51	618	66.20	7.874
25 Fixed	1	104,993.69	0.05	104,993.69	575	90.00	8.550
30 Fixed	1,242	157,369,059.74	77.93	126,706.17	609	77.96	8.661
30 Fixed 10YR-IO	1	292,000.00	0.14	292,000.00	630	80.00	6.625
30 Fixed 5YR-IO	16	3,386,910.63	1.68	211,681.91	642	82.48	8.402
30 Fixed Recast	1	168,088.21	0.08	168,088.21	685	58.00	7.494
30/15 Fixed	83	4,792,036.09	2.37	57,735.37	643	97.22	11.710
40/30 Fixed	107	22,624,952.22	11.20	211,448.15	618	76.98	7.991
45/30 Fixed	11	1,219,069.84	0.60	110,824.53	618	84.65	8.400
50/30 Fixed	15	3,761,189.60	1.86	250,745.97	636	83.33	7.962
Total:	1,554	$201,943,713.80	100.00%	$129,950.91	612	77.91%	8.614%

Distribution by Current Gross Mortgage Rate

Current Gross Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.501—6.000	1	$221,742.24	0.11%	$221,742.24	691	49.27%	5.975%
6.001—6.500	22	4,629,340.60	2.29	210,424.57	654	61.80	6.431
6.501—7.000	75	16,467,482.62	8.15	219,566.43	642	70.52	6.808
7.001—7.500	105	18,505,948.73	9.16	176,247.13	634	72.31	7.368
7.501—8.000	242	38,287,968.98	18.96	158,214.75	617	74.43	7.826
8.001—8.500	231	33,829,629.24	16.75	146,448.61	608	76.52	8.318
8.501—9.000	229	30,199,605.57	14.95	131,876.01	601	79.30	8.776
9.001—9.500	144	16,461,856.34	8.15	114,318.45	597	80.46	9.308
9.501—10.000	170	16,903,820.14	8.37	99,434.24	588	84.22	9.793
10.001—10.500	76	7,824,944.22	3.87	102,959.79	590	84.11	10.292
10.501—11.000	64	6,165,770.65	3.05	96,340.17	592	86.85	10.745
11.001—11.500	49	4,080,726.06	2.02	83,280.12	613	90.96	11.315
11.501—12.000	58	3,983,221.38	1.97	68,676.23	618	91.60	11.755
12.001—12.500	45	2,401,479.28	1.19	53,366.21	634	96.44	12.324
12.501—13.000	27	1,508,666.64	0.75	55,876.54	619	97.67	12.821
13.001—13.500	8	236,498.96	0.12	29,562.37	613	100.00	13.322
13.501—14.000	7	209,620.68	0.10	29,945.81	590	100.00	13.719
14.001—14.500	1	25,391.47	0.01	25,391.47	594	100.00	14.375
Total:	1,554	$201,943,713.80	100.00%	$129,950.91	612	77.91%	8.614%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Original Principal Balance

Original Mortgage Loan Balance ($)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	164	$5,562,700.53	2.75%	$33,918.91	613	87.79%	11.055%
50,000.01—100,000.00	530	40,555,778.69	20.08	76,520.34	603	77.35	9.339
100,000.01—150,000.00	406	49,609,508.00	24.57	122,190.91	605	76.82	8.758
150,000.01—200,000.00	217	37,679,346.83	18.66	173,637.54	611	78.92	8.300
200,000.01—250,000.00	102	22,847,559.87	11.31	223,995.69	617	78.29	8.197
250,000.01—300,000.00	65	17,561,041.54	8.70	270,169.87	617	77.42	8.260
300,000.01—350,000.00	21	6,826,070.10	3.38	325,050.96	624	75.05	7.998
350,000.01—400,000.00	19	7,031,723.26	3.48	370,090.70	629	77.49	7.878
400,000.01—450,000.00	18	7,620,775.29	3.77	423,376.41	631	73.70	7.685
450,000.01—500,000.00	6	2,915,543.84	1.44	485,923.97	628	83.29	7.565
500,000.01—550,000.00	3	1,582,325.91	0.78	527,441.97	661	78.79	6.956
650,000.01—700,000.00	1	648,270.84	0.32	648,270.84	621	80.00	6.600
700,000.01—750,000.00	1	738,641.39	0.37	738,641.39	564	88.10	9.950
750,000.01—800,000.00	1	764,427.71	0.38	764,427.71	678	94.44	8.500
Total:	1,554	$201,943,713.80	100.00%	$129,950.91	612	77.91%	8.614%

Distribution by Current Unpaid Principal Balance

Current Unpaid Principal Balance ($)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	167	$5,711,792.66	2.83%	$34,202.35	611	87.15%	11.042%
50,000.01—100,000.00	529	40,606,457.85	20.11	76,760.79	603	77.24	9.326
100,000.01—150,000.00	405	49,559,267.37	24.54	122,368.56	605	76.96	8.762
150,000.01—200,000.00	217	37,729,699.50	18.68	173,869.58	611	78.97	8.298
200,000.01—250,000.00	101	22,647,676.54	11.21	224,234.42	618	78.19	8.198
250,000.01—300,000.00	65	17,561,041.54	8.70	270,169.87	617	77.42	8.260
300,000.01—350,000.00	21	6,826,070.10	3.38	325,050.96	624	75.05	7.998
350,000.01—400,000.00	19	7,031,723.26	3.48	370,090.70	629	77.49	7.878
400,000.01—450,000.00	18	7,620,775.29	3.77	423,376.41	631	73.70	7.685
450,000.01—500,000.00	6	2,915,543.84	1.44	485,923.97	628	83.29	7.565
500,000.01—550,000.00	3	1,582,325.91	0.78	527,441.97	661	78.79	6.956
600,000.01—650,000.00	1	648,270.84	0.32	648,270.84	621	80.00	6.600
700,000.01—750,000.00	1	738,641.39	0.37	738,641.39	564	88.10	9.950
750,000.01—800,000.00	1	764,427.71	0.38	764,427.71	678	94.44	8.500
Total:	1,554	$201,943,713.80	100.00%	$129,950.91	612	77.91%	8.614%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Remaining Term to Maturity

Remaining Term (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
121—180	147	$11,387,880.24	5.64%	$77,468.57	620	77.01%	9.668%
181—240	13	1,629,569.63	0.81	125,351.51	618	66.20	7.874
241—300	1	104,993.69	0.05	104,993.69	575	90.00	8.550
301—360	1,393	188,821,270.24	93.50	135,550.09	611	78.06	8.557
Total:	1,554	$201,943,713.80	100.00%	$129,950.91	612	77.91%	8.614%

Distribution by Original Term to Maturity

Original Term (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
121—180	147	$11,387,880.24	5.64%	$77,468.57	620	77.01%	9.668%
181—240	13	1,629,569.63	0.81	125,351.51	618	66.20	7.874
241—300	1	104,993.69	0.05	104,993.69	575	90.00	8.550
301—360	1,393	188,821,270.24	93.50	135,550.09	611	78.06	8.557
Total:	1,554	$201,943,713.80	100.00%	$129,950.91	612	77.91%	8.614%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Original Loan-to-Value Ratio

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.01—10.00	2	$95,052.00	0.05%	$47,526.00	571	7.41%	8.874%
10.01—15.00	3	344,406.06	0.17	114,802.02	593	14.17	8.097
15.01—20.00	2	120,271.78	0.06	60,135.89	648	19.65	8.094
20.01—25.00	10	917,974.72	0.45	91,797.47	592	23.09	8.506
25.01—30.00	3	163,230.25	0.08	54,410.08	556	28.31	8.993
30.01—35.00	16	1,436,178.44	0.71	89,761.15	615	32.22	7.702
35.01—40.00	13	1,177,391.44	0.58	90,568.57	572	37.63	8.433
40.01—45.00	27	3,188,220.93	1.58	118,082.26	592	42.44	7.860
45.01—50.00	42	4,462,425.74	2.21	106,248.23	606	47.88	8.036
50.01—55.00	35	5,714,619.08	2.83	163,274.83	585	53.09	7.946
55.01—60.00	64	8,512,775.39	4.22	133,012.12	591	58.02	8.055
60.01—65.00	71	9,741,428.54	4.82	137,203.22	606	63.10	7.796
65.01—70.00	92	12,583,528.04	6.23	136,777.48	602	68.33	8.232
70.01—75.00	104	15,686,037.34	7.77	150,827.28	599	73.74	8.148
75.01—80.00	389	58,407,439.77	28.92	150,147.66	619	79.53	8.354
80.01—85.00	142	21,677,521.94	10.73	152,658.61	608	84.06	8.381
85.01—90.00	201	28,737,892.30	14.23	142,974.59	607	89.21	8.910
90.01—95.00	115	16,537,527.10	8.19	143,804.58	628	94.25	9.327
95.01—100.00	223	12,439,792.94	6.16	55,783.82	642	99.87	11.454
Total:	1,554	$201,943,713.80	100.00%	$129,950.91	612	77.91%	8.614%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Combined Loan-to-Value Ratio

Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.01—10.00	2	$95,052.00	0.05%	$47,526.00	571	7.41%	8.874%
10.01—15.00	3	344,406.06	0.17	114,802.02	593	14.17	8.097
15.01—20.00	2	120,271.78	0.06	60,135.89	648	19.65	8.094
20.01—25.00	10	917,974.72	0.45	91,797.47	592	23.09	8.506
25.01—30.00	3	163,230.25	0.08	54,410.08	556	28.31	8.993
30.01—35.00	16	1,436,178.44	0.71	89,761.15	615	32.22	7.702
35.01—40.00	13	1,177,391.44	0.58	90,568.57	572	37.63	8.433
40.01—45.00	27	3,188,220.93	1.58	118,082.26	592	42.44	7.860
45.01—50.00	41	4,356,675.32	2.16	106,260.37	606	47.90	8.055
50.01—55.00	36	5,820,369.50	2.88	161,676.93	585	52.99	7.933
55.01—60.00	63	8,433,653.05	4.18	133,867.51	591	58.01	8.061
60.01—65.00	68	9,432,818.65	4.67	138,717.92	605	63.13	7.805
65.01—70.00	92	12,583,528.04	6.23	136,777.48	602	68.33	8.232
70.01—75.00	103	15,583,561.66	7.72	151,296.72	598	73.65	8.147
75.01—80.00	232	32,379,131.71	16.03	139,565.22	605	79.09	8.418
80.01—85.00	140	21,207,233.01	10.50	151,480.24	608	84.03	8.357
85.01—90.00	198	28,413,455.46	14.07	143,502.30	606	89.14	8.907
90.01—95.00	128	19,236,826.39	9.53	150,287.71	628	92.24	9.152
95.01—100.00	377	37,053,735.39	18.35	98,285.77	640	86.75	9.371
Total:	1,554	$201,943,713.80	100.00%	$129,950.91	612	77.91%	8.614%

Distribution by State

State	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
FL	184	$26,077,134.33	12.91%	$141,723.56	609	72.26%	8.224%
CA	123	25,017,061.84	12.39	203,390.75	624	73.93	8.019
TX	191	19,798,010.81	9.80	103,654.51	608	81.04	8.860
MD	42	7,163,491.13	3.55	170,559.31	606	71.39	8.438
AZ	46	6,899,312.64	3.42	149,985.06	612	77.22	8.343
NY	42	6,683,551.49	3.31	159,132.18	629	77.42	9.000
MI	60	6,655,237.05	3.30	110,920.62	619	82.61	9.072
VA	41	6,507,590.65	3.22	158,721.72	589	76.15	8.517
IL	43	6,459,578.51	3.20	150,222.76	602	78.90	8.855
GA	57	5,689,210.36	2.82	99,810.71	608	81.51	9.303
OH	54	5,548,474.71	2.75	102,749.53	606	81.35	8.663
AL	53	5,311,476.99	2.63	100,216.55	601	83.31	9.357
TN	52	5,251,104.58	2.60	100,982.78	597	78.56	8.888
PA	45	5,150,708.36	2.55	114,460.19	608	78.16	8.847
IN	42	5,036,941.09	2.49	119,927.17	625	82.01	8.611
Other	479	58,694,829.26	29.06	122,536.18	613	79.96	8.716
Total:	1,554	$201,943,713.80	100.00%	$129,950.91	612	77.91%	8.614%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Occupancy Type

Occupancy Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Investment Property	44	$5,126,347.86	2.54%	$116,507.91	638	75.81%	9.016%
Primary Residence	1,475	192,680,526.57	95.41	130,630.87	611	77.92	8.596
Second Home	35	4,136,839.37	2.05	118,195.41	633	79.91	8.959
Total:	1,554	$201,943,713.80	100.00%	$129,950.91	612	77.91%	8.614%

Distribution by Property Type

Property Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Single Family (Detached)	1,266	$163,363,966.52	80.90%	$129,039.47	610	78.22%	8.617%
Detached Pud	155	20,648,881.92	10.23	133,218.59	613	78.18	8.592
Condo Under 5 Stories	60	7,185,759.36	3.56	119,762.66	621	76.17	8.470
Multifamily	43	6,333,976.59	3.14	147,301.78	636	73.88	8.577
Townhouse/Rowhouse	16	1,926,473.61	0.95	120,404.60	598	71.01	8.836
Attached Pud	9	1,559,462.77	0.77	173,273.64	625	74.02	8.662
Condo Over 8 Stories	3	706,889.59	0.35	235,629.86	600	78.13	9.339
Mid-Rise Condo (5-8 Stories)	2	218,303.44	0.11	109,151.72	606	85.77	9.089
Total:	1,554	$201,943,713.80	100.00%	$129,950.91	612	77.91%	8.614%

Distribution by Loan Purpose

Loan Purpose	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Cash Out	850	$121,492,469.95	60.16%	$142,932.32	605	75.36%	8.388%
Purchase	400	41,470,092.61	20.54	103,675.23	631	86.59	9.488
Rate/Term	304	38,981,151.24	19.30	128,227.47	612	76.63	8.388
Total:	1,554	$201,943,713.80	100.00%	$129,950.91	612	77.91%	8.614%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Documentation Type

Documentation Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fast App	76	$11,851,721.69	5.87%	$155,943.71	624	80.64%	8.389%
Full Documentation	1,019	126,819,376.90	62.80	124,454.74	602	77.02	8.454
Lite Documentation	29	3,782,658.07	1.87	130,436.49	587	80.51	8.491
Stated Documentation	430	59,489,957.14	29.46	138,348.74	631	79.11	9.007
Total:	1,554	$201,943,713.80	100.00%	$129,950.91	612	77.91%	8.614%

Distribution by Credit Score

Credit Score Range	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
501—525	82	$8,923,892.29	4.42%	$108,827.95	515	66.24%	9.353%
526—550	119	14,236,472.39	7.05	119,634.22	539	74.57	9.155
551—575	182	21,762,037.51	10.78	119,571.63	565	73.53	8.866
576—600	256	31,235,405.03	15.47	122,013.30	587	77.70	8.893
601—625	315	41,880,611.98	20.74	132,954.32	613	80.15	8.581
626—650	290	40,168,997.70	19.89	138,513.79	638	78.68	8.339
651—675	214	30,064,426.58	14.89	140,487.97	663	81.34	8.228
676—700	93	13,087,608.37	6.48	140,726.97	686	79.58	8.300
726—750	1	242,198.59	0.12	242,198.59	744	90.00	7.950
751—775	1	279,239.42	0.14	279,239.42	754	80.00	7.990
776—800	1	62,823.94	0.03	62,823.94	777	90.00	7.850
Total:	1,554	$201,943,713.80	100.00%	$129,950.91	612	77.91%	8.614%

Distribution by Original Prepayment Penalty Term

Prepayment Penalty Terms (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0	553	$59,791,410.57	29.61%	$108,121.90	602	78.38%	9.151%
6	1	142,640.75	0.07	142,640.75	679	68.10	8.375
12	55	9,042,382.58	4.48	164,406.96	616	74.98	8.531
24	124	14,015,863.51	6.94	113,031.16	623	84.05	9.323
30	2	391,130.56	0.19	195,565.28	665	88.23	8.597
36	785	114,492,902.17	56.70	145,850.83	615	77.06	8.275
60	34	4,067,383.66	2.01	119,628.93	602	79.55	8.010
Total:	1,554	$201,943,713.80	100.00%	$129,950.91	612	77.91%	8.614%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Lien Type

Lien Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
1	1,338	$190,582,864.59	94.37%	$142,438.61	610	76.61%	8.434%
2	216	11,360,849.21	5.63	52,596.52	644	99.81	11.639
Total:	1,554	$201,943,713.80	100.00%	$129,950.91	612	77.91%	8.614%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

The Mortgage Loans (Balloon Collateral)

Collateral Summary

Statistics for the Mortgage Loans listed below are based on the Cut-off Date scheduled balances.

Scheduled Principal Balance:	$257,440,167.07
Number of Mortgage Loans:	1,148
Average Scheduled Principal Balance:	$224,251.02
Weighted Average Gross Coupon:	8.362%
Weighted Average Original Credit Score:	612
Weighted Average Original LTV Ratio²:	80.87%
Weighted Average Combined LTV Ratio²:	85.82%
Weighted Average Stated Remaining Term (months):	353
Weighted Average Original Term (months):	357
Weighted Average Roll Term¹ (months):	27
Weighted Average Gross Margin¹:	6.426%
Weighted Average Initial Rate Cap¹:	1.498%
Weighted Average Periodic Rate Cap¹:	1.114%
Interest Only Loans:	0.00%
Silent Seconds:	25.91%

(1)	Includes adjustable-rate Mortgage Loans only.

(2)
The original loan-to-value (“OLTV”) of a first-lien mortgage is a fraction, expressed as a percentage, the numerator of which is the principal balance of the Mortgage Loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan. The OLTV of a second lien Mortgage Loan is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such Mortgage Loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The combined loan-to-value (“CLTV”) of a mortgage is a fraction, expressed as a percentage, the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) either (x) for junior lien Mortgage Loans the outstanding balance of the senior lien mortgage loan at the date of origination of such Mortgage Loan, or (y) for first-lien Mortgage Loans the outstanding balance of any junior lien mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

The Mortgage Loans (Balloon Collateral)

Distribution by Product Type

Product Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
30/15 Fixed	83	$4,792,036.09	1.86%	$57,735.37	643	97.22%	11.710%
40/30 2YR-ARM	668	164,981,268.89	64.09	246,977.95	606	80.56	8.397
40/30 3YR-ARM	149	34,105,306.86	13.25	228,894.68	616	82.27	8.237
40/30 5YR-ARM	30	6,204,426.13	2.41	206,814.20	617	80.48	7.880
40/30 Fixed	107	22,624,952.22	8.79	211,448.15	618	76.98	7.991
45/30 2YR-ARM	14	2,869,783.87	1.11	204,984.56	615	81.34	8.420
45/30 3YR-ARM	3	495,406.36	0.19	165,135.45	646	80.00	7.559
45/30 Fixed	11	1,219,069.84	0.47	110,824.53	618	84.65	8.400
50/30 2YR-ARM	48	12,067,778.44	4.69	251,412.05	639	80.27	8.000
50/30 3YR-ARM	12	3,108,367.78	1.21	259,030.65	628	82.84	8.360
50/30 5YR-ARM	8	1,210,580.99	0.47	151,322.62	573	81.57	8.226
50/30 Fixed	15	3,761,189.60	1.46	250,745.97	636	83.33	7.962
Total:	1,148	$257,440,167.07	100.00%	$224,251.02	612	80.87%	8.362%

Distribution by Current Gross Mortgage Rate

Current Gross Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.501—6.000	6	$2,352,092.10	0.91%	$392,015.35	624	71.64%	5.856%
6.001—6.500	22	5,720,765.59	2.22	260,034.80	636	76.81	6.368
6.501—7.000	61	15,389,041.32	5.98	252,279.37	625	74.41	6.857
7.001—7.500	102	27,396,808.26	10.64	268,596.16	629	77.95	7.332
7.501—8.000	237	60,700,613.64	23.58	256,120.73	627	79.73	7.800
8.001—8.500	185	42,004,271.40	16.32	227,050.12	611	80.72	8.273
8.501—9.000	210	48,222,762.92	18.73	229,632.20	601	82.63	8.792
9.001—9.500	104	23,990,343.60	9.32	230,676.38	591	84.14	9.260
9.501—10.000	88	16,733,181.26	6.50	190,149.79	582	82.98	9.819
10.001—10.500	30	5,139,266.60	2.00	171,308.89	593	87.09	10.297
10.501—11.000	23	4,757,472.48	1.85	206,846.63	583	81.79	10.786
11.001—11.500	18	1,495,611.77	0.58	83,089.54	623	91.13	11.331
11.501—12.000	17	1,252,067.70	0.49	73,651.04	621	95.74	11.660
12.001—12.500	20	1,311,168.72	0.51	65,558.44	635	89.78	12.300
12.501—13.000	14	628,165.99	0.24	44,869.00	630	99.17	12.784
13.001—13.500	5	158,104.59	0.06	31,620.92	612	100.00	13.311
13.501—14.000	6	188,429.13	0.07	31,404.86	591	100.00	13.729
Total:	1,148	$257,440,167.07	100.00%	$224,251.02	612	80.87%	8.362%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

The Mortgage Loans (Balloon Collateral)

Distribution by Original Principal Balance

Original Mortgage Loan Balance ($)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	46	$1,557,265.10	0.60%	$33,853.59	620	97.70%	12.311%
50,000.01—100,000.00	123	10,010,129.70	3.89	81,383.17	616	82.87	9.410
100,000.01—150,000.00	221	28,012,543.00	10.88	126,753.59	600	78.44	8.559
150,000.01—200,000.00	197	34,361,113.02	13.35	174,421.89	598	80.36	8.612
200,000.01—250,000.00	182	40,732,393.46	15.82	223,804.36	611	79.85	8.239
250,000.01—300,000.00	104	28,426,195.26	11.04	273,328.80	607	79.13	8.350
300,000.01—350,000.00	90	29,005,879.79	11.27	322,287.55	617	80.61	8.133
350,000.01—400,000.00	65	24,372,571.00	9.47	374,962.63	613	81.57	8.092
400,000.01—450,000.00	45	19,116,554.63	7.43	424,812.33	619	84.25	8.180
450,000.01—500,000.00	26	12,339,904.04	4.79	474,611.69	618	80.58	8.046
500,000.01—550,000.00	20	10,623,947.91	4.13	531,197.40	629	79.50	8.248
550,000.01—600,000.00	15	8,615,220.58	3.35	574,348.04	639	83.41	7.841
600,000.01—650,000.00	4	2,527,011.36	0.98	631,752.84	636	87.35	8.553
650,000.01—700,000.00	4	2,674,416.35	1.04	668,604.09	604	83.74	7.970
700,000.01—750,000.00	1	712,076.09	0.28	712,076.09	632	95.00	9.275
750,000.01—800,000.00	1	764,427.71	0.30	764,427.71	678	94.44	8.500
850,000.01—900,000.00	2	1,778,270.89	0.69	889,135.45	588	72.94	8.161
900,000.01—950,000.00	2	1,810,247.18	0.70	905,123.59	637	92.49	8.921
Total:	1,148	$257,440,167.07	100.00%	$224,251.02	612	80.87%	8.362%

Distribution by Current Unpaid Principal Balance

Current Unpaid Principal Balance ($)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	46	$1,557,265.10	0.60%	$33,853.59	620	97.70%	12.311%
50,000.01—100,000.00	124	10,110,056.29	3.93	81,532.71	616	82.84	9.397
100,000.01—150,000.00	220	27,912,616.41	10.84	126,875.53	600	78.43	8.560
150,000.01—200,000.00	198	34,560,996.35	13.42	174,550.49	599	80.41	8.609
200,000.01—250,000.00	182	40,782,465.80	15.84	224,079.48	611	79.71	8.234
250,000.01—300,000.00	103	28,176,239.59	10.94	273,555.72	607	79.26	8.358
300,000.01—350,000.00	90	29,005,879.79	11.27	322,287.55	617	80.61	8.133
350,000.01—400,000.00	65	24,372,571.00	9.47	374,962.63	613	81.57	8.092
400,000.01—450,000.00	45	19,116,554.63	7.43	424,812.33	619	84.25	8.180
450,000.01—500,000.00	26	12,339,904.04	4.79	474,611.69	618	80.58	8.046
500,000.01—550,000.00	20	10,623,947.91	4.13	531,197.40	629	79.50	8.248
550,000.01—600,000.00	15	8,615,220.58	3.35	574,348.04	639	83.41	7.841
600,000.01—650,000.00	4	2,527,011.36	0.98	631,752.84	636	87.35	8.553
650,000.01—700,000.00	4	2,674,416.35	1.04	668,604.09	604	83.74	7.970
700,000.01—750,000.00	1	712,076.09	0.28	712,076.09	632	95.00	9.275
750,000.01—800,000.00	1	764,427.71	0.30	764,427.71	678	94.44	8.500
850,000.01—900,000.00	2	1,778,270.89	0.69	889,135.45	588	72.94	8.161
900,000.01—950,000.00	2	1,810,247.18	0.70	905,123.59	637	92.49	8.921
Total:	1,148	$257,440,167.07	100.00%	$224,251.02	612	80.87%	8.362%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

The Mortgage Loans (Balloon Collateral)

Distribution by Remaining Term to Maturity

Remaining Term (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
121—180	83	$4,792,036.09	1.86%	$57,735.37	643	97.22%	11.710%
301—360	1,065	252,648,130.98	98.14	237,228.29	611	80.56	8.298
Total:	1,148	$257,440,167.07	100.00%	$224,251.02	612	80.87%	8.362%

Distribution by Original Term to Maturity

Original Term (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
121—180	83	$4,792,036.09	1.86%	$57,735.37	643	97.22%	11.710%
301—360	1,065	252,648,130.98	98.14	237,228.29	611	80.56	8.298
Total:	1,148	$257,440,167.07	100.00%	$224,251.02	612	80.87%	8.362%

Distribution by Original Loan-to-Value Ratio

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
15.01—20.00	1	$164,960.41	0.06%	$164,960.41	547	19.88%	12.225%
30.01—35.00	2	363,697.63	0.14	181,848.82	558	33.20	8.265
35.01—40.00	11	1,484,232.78	0.58	134,930.25	559	37.64	8.504
40.01—45.00	8	1,390,561.81	0.54	173,820.23	572	42.81	8.442
45.01—50.00	14	2,105,871.80	0.82	150,419.41	577	48.69	8.289
50.01—55.00	17	3,045,755.84	1.18	179,162.11	582	53.12	8.287
55.01—60.00	35	7,502,878.18	2.91	214,367.95	581	58.24	8.221
60.01—65.00	50	11,379,505.94	4.42	227,590.12	581	63.44	7.970
65.01—70.00	53	12,288,310.29	4.77	231,854.91	589	68.68	7.928
70.01—75.00	60	13,521,514.17	5.25	225,358.57	577	74.14	8.279
75.01—80.00	376	93,385,494.24	36.27	248,365.68	631	79.76	7.982
80.01—85.00	130	30,983,045.99	12.04	238,331.12	593	84.36	8.352
85.01—90.00	191	45,983,328.03	17.86	240,750.41	609	89.64	8.689
90.01—95.00	120	28,693,639.72	11.15	239,113.66	627	94.77	8.929
95.01—100.00	80	5,147,370.24	2.00	64,342.13	647	99.94	11.443
Total:	1,148	$257,440,167.07	100.00%	$224,251.02	612	80.87%	8.362%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

The Mortgage Loans (Balloon Collateral)

Distribution by Combined Loan-to-Value Ratio

Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
15.01—20.00	1	$164,960.41	0.06%	$164,960.41	547	19.88%	12.225%
30.01—35.00	2	363,697.63	0.14	181,848.82	558	33.20	8.265
35.01—40.00	11	1,484,232.78	0.58	134,930.25	559	37.64	8.504
40.01—45.00	8	1,390,561.81	0.54	173,820.23	572	42.81	8.442
45.01—50.00	14	2,105,871.80	0.82	150,419.41	577	48.69	8.289
50.01—55.00	17	3,045,755.84	1.18	179,162.11	582	53.12	8.287
55.01—60.00	35	7,502,878.18	2.91	214,367.95	581	58.24	8.221
60.01—65.00	49	11,224,395.04	4.36	229,069.29	580	63.43	7.937
65.01—70.00	52	12,120,411.85	4.71	233,084.84	589	68.70	7.897
70.01—75.00	56	12,804,884.69	4.97	228,658.66	575	74.15	8.312
75.01—80.00	122	31,629,816.15	12.29	259,260.79	606	79.33	8.224
80.01—85.00	125	29,304,910.19	11.38	234,439.28	592	84.20	8.366
85.01—90.00	191	46,341,815.90	18.00	242,627.31	609	89.42	8.674
90.01—95.00	128	30,094,290.59	11.69	235,111.65	628	93.85	8.824
95.01—100.00	337	67,861,684.21	26.36	201,369.98	643	81.74	8.176
Total:	1,148	$257,440,167.07	100.00%	$224,251.02	612	80.87%	8.362%

Distribution by State

State	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
CA	233	$76,877,820.42	29.86%	$329,947.73	617	78.60%	7.944%
FL	146	27,767,846.15	10.79	190,190.73	603	80.97	8.525
NY	55	16,787,166.58	6.52	305,221.21	629	82.04	8.476
AZ	73	13,847,475.72	5.38	189,691.45	611	79.94	8.389
MD	47	13,509,517.40	5.25	287,436.54	600	78.30	8.291
IL	59	12,547,947.38	4.87	212,677.07	606	83.74	8.806
NJ	36	9,786,497.01	3.80	271,847.14	627	81.69	8.488
NV	31	7,118,329.21	2.77	229,623.52	606	79.21	8.454
WA	34	6,453,681.03	2.51	189,814.15	614	83.93	8.497
MN	27	4,926,193.46	1.91	182,451.61	618	83.30	8.770
CO	28	4,901,952.26	1.90	175,069.72	615	82.67	8.121
VA	27	4,669,851.18	1.81	172,957.45	601	81.09	8.762
MI	31	4,489,929.55	1.74	144,836.44	625	83.68	8.568
HI	11	4,375,913.93	1.70	397,810.36	618	78.06	7.765
OR	20	4,151,464.60	1.61	207,573.23	613	81.79	8.555
Other	290	45,228,581.19	17.57	155,960.62	603	83.54	8.716
Total:	1,148	$257,440,167.07	100.00%	$224,251.02	612	80.87%	8.362%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

The Mortgage Loans (Balloon Collateral)

Distribution by Occupancy Type

Occupancy Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Investment Property	30	$5,816,993.32	2.26%	$193,899.78	654	79.98%	8.615%
Primary Residence	1,104	247,733,940.65	96.23	224,396.69	610	80.76	8.349
Second Home	14	3,889,233.10	1.51	277,802.36	656	88.88	8.781
Total:	1,148	$257,440,167.07	100.00%	$224,251.02	612	80.87%	8.362%

Distribution by Property Type

Property Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Single Family (Detached)	883	$195,360,733.23	75.89%	$221,246.58	610	80.69%	8.345%
Detached Pud	127	30,779,635.38	11.96	242,359.33	620	81.58	8.283
Multifamily	53	14,776,000.25	5.74	278,792.46	620	80.53	8.498
Condo Under 5 Stories	59	11,305,179.47	4.39	191,613.21	620	83.06	8.632
Attached Pud	9	2,137,885.50	0.83	237,542.83	573	75.94	8.500
Townhouse/Rowhouse	13	2,048,422.62	0.80	157,570.97	597	82.76	8.416
Condo Over 8 Stories	2	761,035.44	0.30	380,517.72	610	80.00	8.625
Mid-Rise Condo (5-8 Stories)	1	175,374.33	0.07	175,374.33	652	80.50	8.650
Single Family Detached—Site Condo	1	95,900.85	0.04	95,900.85	638	80.00	8.250
Total:	1,148	$257,440,167.07	100.00%	$224,251.02	612	80.87%	8.362%

Distribution by Loan Purpose

Loan Purpose	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Cash Out	653	$153,685,210.89	59.70%	$235,352.54	599	78.75%	8.322%
Purchase	407	86,325,796.82	33.53	212,102.69	635	84.31	8.490
Rate/Term	87	17,339,209.21	6.74	199,301.26	609	82.54	8.078
Construction Permanent	1	89,950.15	0.03	89,950.15	679	66.18	7.000
Total:	1,148	$257,440,167.07	100.00%	$224,251.02	612	80.87%	8.362%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

The Mortgage Loans (Balloon Collateral)

Distribution by Documentation Type

Documentation Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fast App	70	$18,316,013.85	7.11%	$261,657.34	614	83.93%	8.289%
Full Documentation	541	106,726,066.66	41.46	197,275.54	597	80.47	8.130
Lite Documentation	27	5,045,862.71	1.96	186,883.80	570	81.77	8.399
Stated Documentation	510	127,352,223.85	49.47	249,710.24	626	80.72	8.565
Total:	1,148	$257,440,167.07	100.00%	$224,251.02	612	80.87%	8.362%

Distribution by Credit Score

Credit Score Range	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
476—500	1	$383,755.71	0.15%	$383,755.71	500	78.69%	9.050%
501—525	59	11,564,074.39	4.49	196,001.26	514	69.67	9.011
526—550	86	16,862,203.72	6.55	196,072.14	540	75.21	8.964
551—575	120	27,924,873.56	10.85	232,707.28	565	78.33	8.583
576—600	196	41,971,010.17	16.30	214,137.81	588	81.00	8.429
601—625	259	58,053,528.87	22.55	224,144.90	613	82.31	8.369
626—650	184	42,557,647.31	16.53	231,291.56	638	81.91	8.133
651—675	157	34,489,313.50	13.40	219,677.16	662	83.71	8.101
676—700	83	22,942,452.42	8.91	276,415.09	685	83.59	7.995
701—725	1	319,650.43	0.12	319,650.43	714	80.00	8.200
726—750	1	242,198.59	0.09	242,198.59	744	90.00	7.950
751—775	1	129,458.40	0.05	129,458.40	765	80.00	8.200
Total:	1,148	$257,440,167.07	100.00%	$224,251.02	612	80.87%	8.362%

Distribution by Original Prepayment Penalty Term

Prepayment Penalty Terms (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0	295	$63,852,911.07	24.80%	$216,450.55	613	82.18%	8.809%
12	70	18,375,933.70	7.14	262,513.34	617	80.42	8.527
24	525	122,561,795.54	47.61	233,451.04	608	80.40	8.263
36	255	52,347,774.74	20.33	205,285.39	619	80.50	7.988
60	3	301,752.02	0.12	100,584.01	610	81.97	8.222
Total:	1,148	$257,440,167.07	100.00%	$224,251.02	612	80.87%	8.362%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

The Mortgage Loans (Balloon Collateral)

Distribution by Initial Interest Rate Cap

Initial Cap (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Rate	216	$32,397,247.75	12.58%	$149,987.26	624	81.00%	8.553%
1.000	4	893,439.94	0.35	223,359.99	607	79.13	8.223
1.500	928	224,149,479.38	87.07	241,540.39	610	80.85	8.335
Total:	1,148	$257,440,167.07	100.00%	$224,251.02	612	80.87%	8.362%

Distribution by Periodic Interest Rate Cap

Periodic Cap (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Rate	216	$32,397,247.75	12.58%	$149,987.26	624	81.00%	8.553%
1.000	738	173,917,159.54	67.56	235,660.11	614	81.79	8.347
1.500	193	50,790,322.16	19.73	263,162.29	596	77.73	8.298
2.000	1	335,437.62	0.13	335,437.62	691	65.00	6.990
Total:	1,148	$257,440,167.07	100.00%	$224,251.02	612	80.87%	8.362%

Distribution by Gross Margin

ARM Margin (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Rate	216	$32,397,247.75	12.58%	$149,987.26	624	81.00%	8.553%
2.001—3.000	1	87,295.80	0.03	87,295.80	622	95.00	8.830
3.001—4.000	9	1,508,819.39	0.59	167,646.60	624	77.39	7.057
4.001—5.000	44	10,114,441.40	3.93	229,873.67	614	74.85	7.531
5.001—6.000	223	51,892,636.82	20.16	232,702.41	613	80.72	8.108
6.001—7.000	437	110,481,750.67	42.92	252,818.65	611	80.76	8.169
7.001—8.000	211	49,378,399.45	19.18	234,020.85	605	82.43	9.108
8.001—9.000	7	1,579,575.79	0.61	225,653.68	582	82.40	9.476
Total:	1,148	$257,440,167.07	100.00%	$224,251.02	612	80.87%	8.362%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

The Mortgage Loans (Balloon Collateral)

Distribution by Maximum Mortgage Rate

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Rate	216	$32,397,247.75	12.58%	$149,987.26	624	81.00%	8.553%
11.001—12.000	3	758,505.32	0.29	252,835.11	657	73.96	5.965
12.001—13.000	53	13,113,682.01	5.09	247,427.96	624	77.95	6.653
13.001—14.000	236	63,679,369.17	24.74	269,827.84	626	79.31	7.591
14.001—15.000	335	79,105,286.53	30.73	236,135.18	614	81.58	8.369
15.001—16.000	198	45,227,575.73	17.57	228,422.10	592	82.16	9.030
16.001—17.000	89	20,170,281.47	7.83	226,632.38	583	83.39	9.807
17.001—18.000	15	2,454,051.06	0.95	163,603.40	565	74.61	10.581
18.001—19.000	2	369,207.62	0.14	184,603.81	517	75.00	11.296
19.001 >=	1	164,960.41	0.06	164,960.41	547	19.88	12.225
Total:	1,148	$257,440,167.07	100.00%	$224,251.02	612	80.87%	8.362%

Distribution by Minimum Mortgage Rate

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Rate	216	$32,397,247.75	12.58%	$149,987.26	624	81.00%	8.553%
3.001—4.000	2	411,550.68	0.16	205,775.34	604	78.22	7.196
4.001—5.000	21	5,428,010.97	2.11	258,476.71	602	75.93	7.754
5.001—6.000	40	8,904,784.79	3.46	222,619.62	594	80.19	8.172
6.001—7.000	88	20,973,310.81	8.15	238,333.08	619	78.37	7.216
7.001—8.000	263	70,925,914.31	27.55	269,680.28	629	79.98	7.678
8.001—9.000	321	75,184,738.57	29.20	234,220.37	606	81.61	8.550
9.001—10.000	157	35,259,839.35	13.70	224,584.96	587	83.52	9.481
10.001—11.000	36	7,307,166.46	2.84	202,976.85	582	82.44	10.575
11.001—12.000	3	482,642.97	0.19	160,880.99	523	68.26	11.256
12.001 >=	1	164,960.41	0.06	164,960.41	547	19.88	12.225
Total:	1,148	$257,440,167.07	100.00%	$224,251.02	612	80.87%	8.362%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

The Mortgage Loans (Balloon Collateral)

Distribution by Month of Initial Rate Adjustment

Month of Initial Interest Rate Adjustment	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Rate	216	$32,397,247.75	12.58%	$149,987.26	624	81.00%	8.553%
May 2008	2	684,097.88	0.27	342,048.94	590	74.02	8.550
June 2008	1	357,015.19	0.14	357,015.19	591	95.00	10.700
July 2008	23	5,128,938.62	1.99	222,997.33	615	82.76	7.869
August 2008	109	28,324,336.46	11.00	259,856.30	608	80.94	8.166
September 2008	127	31,159,811.04	12.10	245,352.84	617	81.16	8.563
October 2008	430	106,996,385.52	41.56	248,828.80	607	80.31	8.374
November 2008	38	7,268,246.49	2.82	191,269.64	593	78.43	8.516
July 2009	12	1,922,474.31	0.75	160,206.19	625	83.41	8.046
August 2009	51	10,416,263.67	4.05	204,240.46	615	80.79	7.929
September 2009	27	7,835,195.68	3.04	290,192.43	618	86.22	8.374
October 2009	69	16,644,767.60	6.47	241,228.52	618	81.80	8.410
November 2009	5	890,379.74	0.35	178,075.95	607	71.94	7.888
August 2011	4	924,438.00	0.36	231,109.50	600	80.83	8.036
September 2011	3	379,807.55	0.15	126,602.52	573	78.10	8.415
October 2011	27	5,135,993.66	2.00	190,221.99	618	80.13	7.815
November 2011	4	974,767.91	0.38	243,691.98	590	84.24	8.299
Total:	1,148	$257,440,167.07	100.00%	$224,251.02	612	80.87%	8.362%

Distribution by Lien Type

Lien Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
1	1,066	$252,912,765.05	98.24%	$237,254.00	611	80.53%	8.298%
2	82	4,527,402.02	1.76	55,212.22	647	99.60	11.934
Total:	1,148	$257,440,167.07	100.00%	$224,251.02	612	80.87%	8.362%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

The Mortgage Loans (Interest Only Collateral)

Collateral Summary

Statistics for the Mortgage Loans listed below are based on the Cut-off Date scheduled balances.

Scheduled Principal Balance:	$113,657,605.62
Number of Mortgage Loans:	450
Average Scheduled Principal Balance:	$252,572.46
Weighted Average Gross Coupon:	7.862%
Weighted Average Original Credit Score:	634
Weighted Average Original LTV Ratio²:	81.45%
Weighted Average Combined LTV Ratio²:	92.25%
Weighted Average Stated Remaining Term (months):	357
Weighted Average Original Term (months):	360
Weighted Average Roll Term¹ (months):	28
Weighted Average Gross Margin¹:	5.860%
Weighted Average Initial Rate Cap¹:	1.497%
Weighted Average Periodic Rate Cap¹:	1.140%
Interest Only Loans:	100.00%
Silent Seconds:	55.95%

(1)	Includes adjustable-rate Mortgage Loans only.

(2)
The original loan-to-value (“OLTV”) of a first-lien mortgage is a fraction, expressed as a percentage, the numerator of which is the principal balance of the Mortgage Loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan. The OLTV of a second lien Mortgage Loan is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such Mortgage Loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The combined loan-to-value (“CLTV”) of a mortgage is a fraction, expressed as a percentage, the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) either (x) for junior lien Mortgage Loans the outstanding balance of the senior lien mortgage loan at the date of origination of such Mortgage Loan, or (y) for first-lien Mortgage Loans the outstanding balance of any junior lien mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

The Mortgage Loans (Interest Only Collateral)

Distribution by Product Type

Product Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
2YR-ARM 10YR-IO	3	$551,550.00	0.49%	$183,850.00	626	80.55%	7.871%
2YR-ARM 2YR-IO	4	726,900.00	0.64	181,725.00	632	83.96	9.495
2YR-ARM 5YR-IO	336	86,301,188.71	75.93	256,848.78	634	81.07	7.866
30 Fixed 10YR-IO	1	292,000.00	0.26	292,000.00	630	80.00	6.625
30 Fixed 5YR-IO	16	3,386,910.63	2.98	211,681.91	642	82.48	8.402
3YR-ARM 3YR-IO	1	173,600.00	0.15	173,600.00	625	80.00	6.750
3YR-ARM 5YR-IO	62	14,645,511.29	12.89	236,217.92	633	82.96	7.775
5YR-ARM 10YR-IO	2	499,000.00	0.44	249,500.00	639	93.33	8.797
5YR-ARM 5YR-IO	25	7,080,944.99	6.23	283,237.80	636	81.50	7.570
Total:	450	$113,657,605.62	100.00%	$252,572.46	634	81.45%	7.862%
Distribution by Current Gross Mortgage Rate

Current Gross Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.501—6.000	3	$1,079,799.99	0.95%	$359,933.33	643	68.08%	5.761%
6.001—6.500	15	5,551,270.82	4.88	370,084.72	653	80.69	6.258
6.501—7.000	48	14,368,702.87	12.64	299,347.98	633	78.78	6.822
7.001—7.500	72	19,346,102.26	17.02	268,695.86	637	79.92	7.296
7.501—8.000	120	29,518,733.57	25.97	245,989.45	634	80.26	7.800
8.001—8.500	83	19,639,327.74	17.28	236,618.41	631	82.52	8.300
8.501—9.000	67	15,791,915.47	13.89	235,700.23	629	85.18	8.803
9.001—9.500	22	4,482,808.23	3.94	203,764.01	638	84.82	9.302
9.501—10.000	11	1,987,743.00	1.75	180,703.91	613	83.64	9.747
10.001—10.500	6	1,279,727.51	1.13	213,287.92	642	93.85	10.351
10.501—11.000	2	345,474.16	0.30	172,737.08	627	90.00	10.758
11.501—12.000	1	266,000.00	0.23	266,000.00	584	95.00	11.600
Total:	450	$113,657,605.62	100.00%	$252,572.46	634	81.45%	7.862%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

The Mortgage Loans (Interest Only Collateral)

Distribution by Original Principal Balance

Original Mortgage Loan Balance ($)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
50,000.01—100,000.00	14	$1,243,204.47	1.09%	$88,800.32	625	78.06%	8.575%
100,000.01—150,000.00	84	10,777,662.50	9.48	128,305.51	628	80.00	8.160
150,000.01—200,000.00	95	16,689,223.41	14.68	175,676.04	632	81.19	8.104
200,000.01—250,000.00	73	16,401,480.18	14.43	224,677.81	626	83.41	8.012
250,000.01—300,000.00	49	13,451,457.56	11.84	274,519.54	631	81.00	7.926
300,000.01—350,000.00	43	13,735,316.09	12.08	319,425.96	641	81.71	7.787
350,000.01—400,000.00	29	10,764,637.99	9.47	371,194.41	640	83.66	7.953
400,000.01—450,000.00	27	11,556,197.30	10.17	428,007.31	641	79.31	7.342
450,000.01—500,000.00	13	6,223,907.03	5.48	478,762.08	627	80.88	7.707
500,000.01—550,000.00	13	6,781,486.34	5.97	521,652.80	632	81.00	7.706
550,000.01—600,000.00	8	4,657,204.42	4.10	582,150.55	647	82.32	7.592
650,000.01—700,000.00	1	664,000.00	0.58	664,000.00	668	80.00	6.440
700,000.01—750,000.00	1	711,828.33	0.63	711,828.33	626	80.00	6.140
Total:	450	$113,657,605.62	100.00%	$252,572.46	634	81.45%	7.862%

Distribution by Current Unpaid Principal Balance

Current Unpaid Principal Balance ($)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
50,000.01—100,000.00	14	$1,243,204.47	1.09%	$88,800.32	625	78.06%	8.575%
100,000.01—150,000.00	84	10,777,662.50	9.48	128,305.51	628	80.00	8.160
150,000.01—200,000.00	95	16,689,223.41	14.68	175,676.04	632	81.19	8.104
200,000.01—250,000.00	73	16,401,480.18	14.43	224,677.81	626	83.41	8.012
250,000.01—300,000.00	49	13,451,457.56	11.84	274,519.54	631	81.00	7.926
300,000.01—350,000.00	43	13,735,316.09	12.08	319,425.96	641	81.71	7.787
350,000.01—400,000.00	29	10,764,637.99	9.47	371,194.41	640	83.66	7.953
400,000.01—450,000.00	27	11,556,197.30	10.17	428,007.31	641	79.31	7.342
450,000.01—500,000.00	13	6,223,907.03	5.48	478,762.08	627	80.88	7.707
500,000.01—550,000.00	13	6,781,486.34	5.97	521,652.80	632	81.00	7.706
550,000.01—600,000.00	8	4,657,204.42	4.10	582,150.55	647	82.32	7.592
650,000.01—700,000.00	1	664,000.00	0.58	664,000.00	668	80.00	6.440
700,000.01—750,000.00	1	711,828.33	0.63	711,828.33	626	80.00	6.140
Total:	450	$113,657,605.62	100.00%	$252,572.46	634	81.45%	7.862%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

The Mortgage Loans (Interest Only Collateral)

Distribution by Remaining Term to Maturity

Remaining Term (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
301—360	450	$113,657,605.62	100.00%	$252,572.46	634	81.45%	7.862%
Total:	450	$113,657,605.62	100.00%	$252,572.46	634	81.45%	7.862%

Distribution by Original Term to Maturity

Original Term (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
301—360	450	$113,657,605.62	100.00%	$252,572.46	634	81.45%	7.862%
Total:	450	$113,657,605.62	100.00%	$252,572.46	634	81.45%	7.862%

Distribution by Original Loan-to-Value Ratio

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
40.01—45.00	1	$75,100.00	0.07%	$75,100.00	524	41.26%	9.310%
45.01—50.00	2	674,949.69	0.59	337,474.85	585	45.95	7.734
50.01—55.00	3	879,999.99	0.77	293,333.33	622	52.05	6.383
55.01—60.00	5	994,874.38	0.88	198,974.88	615	56.92	7.159
60.01—65.00	5	1,270,199.87	1.12	254,039.97	615	61.77	7.637
65.01—70.00	13	2,802,035.65	2.47	215,541.20	615	68.21	7.570
70.01—75.00	23	5,251,038.95	4.62	228,306.04	618	74.12	7.666
75.01—80.00	283	72,029,225.59	63.37	254,520.23	639	79.93	7.778
80.01—85.00	16	4,120,753.58	3.63	257,547.10	633	84.28	7.476
85.01—90.00	58	15,119,823.11	13.30	260,686.61	630	89.58	7.911
90.01—95.00	28	7,404,407.95	6.51	264,443.14	624	94.45	8.788
95.01—100.00	13	3,035,196.86	2.67	233,476.68	636	100.00	9.220
Total:	450	$113,657,605.62	100.00%	$252,572.46	634	81.45%	7.862%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

The Mortgage Loans (Interest Only Collateral)

Distribution by Combined Loan-to-Value Ratio

Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
40.01—45.00	1	$75,100.00	0.07%	$75,100.00	524	41.26%	9.310%
45.01—50.00	2	674,949.69	0.59	337,474.85	585	45.95	7.734
50.01—55.00	3	879,999.99	0.77	293,333.33	622	52.05	6.383
55.01—60.00	5	994,874.38	0.88	198,974.88	615	56.92	7.159
60.01—65.00	5	1,270,199.87	1.12	254,039.97	615	61.77	7.637
65.01—70.00	12	2,682,035.65	2.36	223,502.97	615	68.31	7.540
70.01—75.00	20	4,503,070.79	3.96	225,153.54	619	74.24	7.683
75.01—80.00	36	9,539,409.17	8.39	264,983.59	624	79.76	7.286
80.01—85.00	18	5,100,863.83	4.49	283,381.32	640	82.96	7.325
85.01—90.00	60	15,525,891.27	13.66	258,764.85	631	89.10	7.897
90.01—95.00	44	11,838,335.67	10.42	269,053.08	632	89.04	8.348
95.01—100.00	244	60,572,875.31	53.29	248,249.49	639	80.95	7.958
Total:	450	$113,657,605.62	100.00%	$252,572.46	634	81.45%	7.862%

Distribution by State

State	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
CA	109	$37,986,482.66	33.42%	$348,499.84	639	80.39%	7.412%
FL	60	13,880,940.40	12.21	231,349.01	635	80.40	8.130
AZ	52	11,345,758.63	9.98	218,187.67	632	81.49	7.827
MD	22	6,103,298.84	5.37	277,422.67	623	76.03	7.681
NY	10	4,394,724.84	3.87	439,472.48	650	83.52	7.686
TX	19	3,828,358.73	3.37	201,492.56	627	83.82	8.595
VA	11	2,801,171.20	2.46	254,651.93	622	81.39	7.890
NJ	9	2,687,535.28	2.36	298,615.03	631	86.78	8.535
WA	12	2,649,220.00	2.33	220,768.33	628	82.00	7.715
MN	13	2,400,956.59	2.11	184,688.97	646	85.25	8.458
CO	11	1,986,830.00	1.75	180,620.91	635	81.18	8.001
MI	11	1,908,415.16	1.68	173,492.29	637	80.80	8.608
IL	9	1,807,919.97	1.59	200,880.00	640	87.01	8.559
OR	10	1,659,491.99	1.46	165,949.20	625	86.01	7.921
NV	7	1,638,099.06	1.44	234,014.15	634	79.03	7.285
Other	85	16,578,402.27	14.59	195,040.03	626	83.43	8.330
Total:	450	$113,657,605.62	100.00%	$252,572.46	634	81.45%	7.862%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

The Mortgage Loans (Interest Only Collateral)

Distribution by Occupancy Type

Occupancy	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Investment Property	1	$166,500.00	0.15%	$166,500.00	636	90.00%	8.490%
Primary Residence	441	111,224,192.15	97.86	252,209.05	634	81.22	7.836
Second Home	8	2,266,913.47	1.99	283,364.18	638	92.06	9.066
Total:	450	$113,657,605.62	100.00%	$252,572.46	634	81.45%	7.862%

Distribution by Property Type

Property Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Single Family (Detached)	305	$75,921,076.39	66.80%	$248,921.56	632	81.18%	7.762%
Detached Pud	72	18,995,131.76	16.71	263,821.27	631	81.96	8.029
Condo Under 5 Stories	36	9,184,906.92	8.08	255,136.30	646	83.10	8.083
Multifamily	17	5,619,695.05	4.94	330,570.30	650	80.88	7.951
Attached Pud	10	2,069,047.51	1.82	206,904.75	639	80.39	8.427
Townhouse/Rowhouse	6	1,046,647.99	0.92	174,441.33	627	83.98	7.781
Single Family Detached—Site Condo	1	394,000.00	0.35	394,000.00	659	80.00	8.875
Condo Over 8 Stories	1	189,900.00	0.17	189,900.00	616	90.00	9.750
Leasehold	1	131,000.00	0.12	131,000.00	582	58.22	7.875
Mid-Rise Condo (5-8 Stories)	1	106,200.00	0.09	106,200.00	674	84.96	7.850
Total:	450	$113,657,605.62	100.00%	$252,572.46	634	81.45%	7.862%

Distribution by Loan Purpose

Loan Purpose	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Purchase	225	$55,696,111.34	49.00%	$247,538.27	637	81.77%	8.028%
Cash Out	160	43,725,158.59	38.47	273,282.24	630	81.11	7.660
Rate/Term	65	14,236,335.69	12.53	219,020.55	634	81.24	7.829
Total:	450	$113,657,605.62	100.00%	$252,572.46	634	81.45%	7.862%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

The Mortgage Loans (Interest Only Collateral)

Distribution by Documentation Type

Documentation Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fast App	26	$8,637,818.33	7.60%	$332,223.78	627	82.29%	7.574%
Full Documentation	254	60,380,045.19	53.12	237,716.71	625	81.08	7.606
Lite Documentation	4	1,043,960.00	0.92	260,990.00	613	87.15	8.421
Stated Documentation	166	43,595,782.10	38.36	262,625.19	648	81.65	8.259
Total:	450	$113,657,605.62	100.00%	$252,572.46	634	81.45%	7.862%

Distribution by Credit Score

Credit Score Range	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
501—525	1	$75,100.00	0.07%	$75,100.00	524	41.26%	9.310%
551—575	7	1,372,769.69	1.21	196,109.96	570	73.78	8.579
576—600	60	14,806,726.13	13.03	246,778.77	589	79.66	8.054
601—625	127	30,187,784.29	26.56	237,699.09	614	81.89	7.893
626—650	138	35,864,520.26	31.55	259,887.83	639	81.89	7.851
651—675	74	19,162,694.43	16.86	258,955.33	662	81.38	7.757
676—700	43	12,188,010.82	10.72	283,442.11	686	82.45	7.655
Total:	450	$113,657,605.62	100.00%	$252,572.46	634	81.45%	7.862%

Distribution by Original Prepayment Penalty Term

Prepayment Penalty Terms (months)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0	77	$19,767,470.76	17.39%	$256,720.40	632	82.06%	8.379%
12	26	8,007,998.54	7.05	307,999.94	633	81.06	8.015
24	256	63,417,855.30	55.80	247,726.00	633	81.36	7.744
36	89	22,108,361.02	19.45	248,408.55	639	81.32	7.683
60	2	355,920.00	0.31	177,960.00	610	80.00	7.634
Total:	450	$113,657,605.62	100.00%	$252,572.46	634	81.45%	7.862%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

The Mortgage Loans (Interest Only Collateral)

Distribution by Initial Interest Rate Cap

Initial Cap (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Rate	17	$3,678,910.63	3.24%	$216,406.51	641	82.28%	8.261%
1.000	3	573,599.33	0.50	191,199.78	623	80.00	8.420
1.500	430	109,405,095.66	96.26	254,430.46	634	81.43	7.845
Total:	450	$113,657,605.62	100.00%	$252,572.46	634	81.45%	7.862%

Distribution by Periodic Interest Rate Cap

Periodic Cap (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Rate	17	$3,678,910.63	3.24%	$216,406.51	641	82.28%	8.261%
1.000	326	79,271,614.54	69.75	243,164.46	634	81.24	7.920
1.500	107	30,707,080.45	27.02	286,982.06	633	81.89	7.664
Total:	450	$113,657,605.62	100.00%	$252,572.46	634	81.45%	7.862%

Distribution by Gross Margin

ARM Margin (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Rate	17	$3,678,910.63	3.24%	$216,406.51	641	82.28%	8.261%
3.001—4.000	10	2,610,833.29	2.30	261,083.33	634	75.71	6.816
4.001—5.000	61	16,058,087.89	14.13	263,247.34	638	78.50	7.378
5.001—6.000	156	37,618,462.45	33.10	241,143.99	627	81.59	7.877
6.001—7.000	176	46,794,549.09	41.17	265,878.12	637	82.09	7.853
7.001—8.000	26	6,283,172.89	5.53	241,660.50	633	85.41	9.093
8.001—9.000	4	613,589.38	0.54	153,397.35	657	80.00	9.655
Total:	450	$113,657,605.62	100.00%	$252,572.46	634	81.45%	7.862%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

The Mortgage Loans (Interest Only Collateral)

Distribution by Maximum Mortgage Rate

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Rate	17	$3,678,910.63	3.24%	$216,406.51	641	82.28%	8.261%
11.001—12.000	1	305,800.00	0.27	305,800.00	671	79.43	5.890
12.001—13.000	34	10,993,595.05	9.67	323,341.03	645	77.78	6.613
13.001—14.000	139	36,648,222.01	32.24	263,656.27	629	79.76	7.421
14.001—15.000	164	40,514,289.54	35.65	247,038.35	636	82.05	7.998
15.001—16.000	79	17,525,714.73	15.42	221,844.49	630	84.37	8.729
16.001—17.000	12	3,226,599.50	2.84	268,883.29	641	86.57	9.681
17.001—18.000	3	498,474.16	0.44	166,158.05	622	90.00	10.663
18.001—19.000	1	266,000.00	0.23	266,000.00	584	95.00	11.600
Total:	450	$113,657,605.62	100.00%	$252,572.46	634	81.45%	7.862%

Distribution by Minimum Mortgage Rate

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Rate	17	$3,678,910.63	3.24%	$216,406.51	641	82.28%	8.261%
3.001—4.000	4	904,134.23	0.80	226,033.56	613	63.81	6.931
4.001—5.000	35	8,592,379.93	7.56	245,496.57	628	77.42	7.755
5.001—6.000	43	9,741,362.99	8.57	226,543.33	624	82.57	8.246
6.001—7.000	70	20,892,789.46	18.38	298,468.42	638	80.38	6.870
7.001—8.000	153	40,181,472.13	35.35	262,624.00	637	81.23	7.647
8.001—9.000	102	24,147,423.21	21.25	236,739.44	631	83.32	8.508
9.001—10.000	20	4,310,931.37	3.79	215,546.57	633	84.10	9.436
10.001—11.000	5	942,201.67	0.83	188,440.33	650	89.61	10.484
11.001—12.000	1	266,000.00	0.23	266,000.00	584	95.00	11.600
Total:	450	$113,657,605.62	100.00%	$252,572.46	634	81.45%	7.862%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-RFC1 Asset Backed Pass-Through Certificates	$846,634,000 (approximate) January 17, 2007

The Mortgage Loans (Interest Only Collateral)

Distribution by Month of Initial Rate Adjustment

Month of Initial Interest Rate Adjustment	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Rate	17	$3,678,910.63	3.24%	$216,406.51	641	82.28%	8.261%
June 2008	2	466,400.00	0.41	233,200.00	631	74.79	7.732
July 2008	16	4,322,284.97	3.80	270,142.81	621	81.35	8.440
August 2008	38	10,279,283.17	9.04	270,507.45	637	80.84	7.797
September 2008	44	9,962,912.90	8.77	226,429.84	640	79.67	8.233
October 2008	214	55,405,397.67	48.75	258,903.73	633	81.53	7.748
November 2008	29	7,143,360.00	6.28	246,322.76	628	80.32	8.198
May 2009	1	84,000.00	0.07	84,000.00	633	80.00	9.325
August 2009	20	6,169,495.92	5.43	308,474.80	635	79.98	7.159
September 2009	3	876,499.98	0.77	292,166.66	637	82.49	9.265
October 2009	34	6,754,292.23	5.94	198,655.65	632	84.99	8.078
November 2009	5	934,823.16	0.82	186,964.63	621	88.20	7.923
September 2011	4	1,342,950.00	1.18	335,737.50	643	78.87	7.969
October 2011	23	6,236,994.99	5.49	271,173.70	635	83.01	7.583
Total:	450	$113,657,605.62	100.00%	$252,572.46	634	81.45%	7.862%

Distribution by Lien Type

Lien Type	Number of Mortgage Loans	Principal Balance	Percentage of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
1	450	$113,657,605.62	100.00%	$252,572.46	634	81.45%	7.862%
Total:	450	$113,657,605.62	100.00%	$252,572.46	634	81.45%	7.862%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.